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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Samsonite Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAMSONITE CORPORATION

NOTICE OF

2007

ANNUAL MEETING

AND

PROXY STATEMENT

YOUR VOTE IS IMPORTANT!

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN YOUR
PROXY IN THE ENCLOSED ENVELOPE.

SAMSONITE CORPORATION
575 West Street, Suite 110
Mansfield, Massachusetts 02048

SAMSONITE CORPORATION
575 West Street, Suite 110
Mansfield, Massachusetts 02048

June 20, 2007

Dear Samsonite Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. local time at the Company's corporate offices—575 West Street, Suite 110, Mansfield, Massachusetts 02048, on Wednesday, July 11, 2007. Information about the meeting, the nominees for election as directors of Samsonite Corporation ("the Company") and the other proposals to be considered at such meeting are presented in the Notice of Annual Meeting and the Proxy Statement on the following pages.

        Your participation in the Company's affairs is important, regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the meeting, please sign, date and return the enclosed proxy card promptly.

        A copy of our 2007 Annual Report is being mailed together with this proxy material. We make available free of charge through our website at www.samsonite.com our filings with the SEC. Information on our website is not incorporated into this proxy statement or our other securities filings and is not a part of these filings. Any stockholder who desires additional copies of our 2007 Annual Report may obtain one without charge by sending a request to Samsonite at the above address.

        We look forward to seeing you on July 11, 2007.

Sincerely,
Marcello Bottoli Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders of Samsonite Corporation will be held at the Company's corporate offices—575 West Street, Suite 110, Mansfield, Massachusetts 02048, on Wednesday, July 11, 2007, at 10:00 a.m. local time for the following purposes:

  1.
  To elect the entire Board of Directors of the Company; and

  2.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        Stockholders of record at the close of business on May 16, 2007 are entitled to receive notice of, and to vote at, the meeting. A list of stockholders entitled to vote will be kept at the office of the Corporate Secretary, Samsonite Corporation, 575 West Street, Suite 110, Mansfield, Massachusetts 02048, for a period of ten days prior to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RICHARD H. WILEY Richard H. Wiley Secretary

Samsonite Corporation
575 West Street, Suite 110
Mansfield, Massachusetts 02048
June 20, 2007

i

Non-Qualified Deferred Compensation of Executive Directors and Certain Executive Officers during Fiscal Year 2007	33
Deferred Compensation Awards	34
Potential Payments Upon Termination or Change in Control	37
Non-Executive Director Compensation Table for Fiscal Year 2007	41
Compensation Committee Interlocks and Insider Participation	42
PERFORMANCE GRAPH	43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44
EQUITY COMPENSATION PLAN INFORMATION	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46
Company Policy	46
Related Transactions	46
CODES OF ETHICS	49
OTHER MATTERS	49
APPENDIX A	A-1

ii

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Samsonite Corporation ("Samsonite" or the "Company") of proxies to be voted at the 2007 Annual Meeting of the Company's stockholders on July 11, 2007 or any postponements or adjournments thereof. The Company will bear the cost of this solicitation. This Proxy Statement, the accompanying proxy card and the Company's Annual Report for the fiscal year ended January 31, 2007 are being mailed to stockholders on or about June 20, 2007. Business at the Annual Meeting will be conducted in accordance with the procedures determined by the presiding officer and generally will be limited to matters properly brought before the meeting by or at the suggestion of the Board of Directors or by a stockholder pursuant to provisions of the Company's bylaws that require advance notice and disclosure of relevant information.

Voting Stock

        The number of voting securities of the Company outstanding on May 16, 2007, the record date for the meeting, was 742,032,974 shares of common stock, par value $.01 per share ("Common Stock"), each share of which being entitled to cast one vote. Through their ownership of shares of Common Stock, the Equity Sponsors, as defined below in Proposal 1, "Election of Directors," currently control approximately 85.2% of the voting power of the Company. The holders of Common Stock will vote as a single class on all matters. Unless otherwise indicated, information presented herein is as of May 16, 2007.

        If you are the beneficial owner, but not the record holder, of the Company's common stock, your broker, bank or other nominee may seek to reduce duplicate mailings by delivering only one copy of the Company's Proxy Statement to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement now or in the future should submit their request to the Company to the attention of the Corporate Secretary at the address above or via phone at (508) 851-1400. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

VOTING OF PROXIES

        Since many of the Company's stockholders are unable to attend the Company's Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card and sign, date and return the card in the enclosed envelope.

        By completing and returning the accompanying proxy card, the stockholder authorizes each of Marcello Bottoli, Deborah Rasin and John B. Livingston, as designated on the face of the proxy card, to vote all shares for the stockholder. All returned proxy cards that are properly executed will be voted as the stockholder directs. If no direction is given, the executed proxy cards will be voted FOR Proposal 1 described in this Proxy Statement. The named proxies will also vote executed proxy cards in their discretion on any other matter that may properly come before the Annual Meeting. A proxy card may be revoked by a stockholder at any time before it is voted at the Annual Meeting by giving notice of revocation to the Company in writing, by execution of a later dated proxy card, or by attending and voting at the Annual Meeting.

        The holders of all outstanding shares of Common Stock are entitled to vote in person or by proxy on all matters that may come before the Annual Meeting. The holders of shares entitled to cast not less than a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business; all shares present in person or represented by proxy are counted for quorum purposes.

        Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Under applicable Delaware law, in tabulating the vote for the election of directors, broker non-votes, if any, and directions to withhold will be disregarded and will have no effect on the outcome of the vote.

ATTENDANCE AT ANNUAL MEETING

        To ensure the availability of adequate space for the Company's stockholders wishing to attend the meeting, priority seating will be given to stockholders of record, beneficial owners of the Company's stock having evidence of such ownership, or their authorized representatives, and invited guests of management. In addition, each stockholder may bring a guest. Those unable to attend may request from the Secretary a copy of a report of the proceedings of the meeting.

2008 STOCKHOLDER PROPOSALS

        Proposals by stockholders for inclusion in the Company's 2008 proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2008 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") should be addressed to the Secretary, Samsonite Corporation, 575 West Street, Suite 110, Mansfield, Massachusetts 02048, and must be received at this address no later than February 21, 2008, and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2008 proxy statement and proxy. The proposal, including any accompanying supporting statement, may not exceed 500 words. Upon receipt of a proposal, the Company will determine whether or not to include the proposal in the proxy statement and proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail.

        Additionally, the Company's bylaws require advance notice for any business or nomination for directors to be brought before a meeting of stockholders. For business to properly be brought before the 2008 annual meeting by a stockholder, written notice of the stockholder proposal must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of July 11, 2007, provided, however, that in the event that the 2008 annual meeting is called for a date that is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of July 11, 2007, notice by shareholders in order to be timely must be received not later than the close of business on the later of the sixtieth day prior to the 2008 annual meeting or the tenth day following the day on which public announcement of the date of the 2008 annual meeting was first made. Shareholders are advised to review our by-laws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations. The stockholder's notice to the Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, any material interest in such business of such stockholder, as well as certain other information. In order for proposals of shareholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered "timely" for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by us at our principal executive offices no later than the deadline for the submission of shareholder proposals in accordance with our bylaws, as described above. The notice of nomination of a director is required to contain all information relating to such nominee that is required to be disclosed in a proxy statement provided under Regulation 14A of the Exchange Act, as well as certain other information. Shareholders are advised to review our bylaws, which contain additional information concerning the advance notice requirement. A copy of the Company's bylaws may be obtained from the Secretary of the Company at the address provided above.

OTHER MATTERS

        On the date of this Proxy Statement, the Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted in accordance with the best judgment of the person or persons voting such proxies.

PROPOSAL 1. ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders of the Company will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board of Directors has designated as nominees for election the nine persons named below, all of whom currently serve as directors of the Company.

        Pursuant to the terms of the Stockholders Agreement, dated July 31, 2003 (the "Stockholders Agreement"), by and among the Company, ACOF Management, L.P. ("Ares"), Bain Capital (Europe) LLC ("Bain"), Ontario Teachers Pension Plan Board ("OTPP" and, together with Ares and Bain, the "Equity Sponsors") and Ares Leveraged Investment Fund, L.P., the Equity Sponsors have agreed to take all actions in their power to elect the eight nominees selected by the Equity Sponsors and the remaining one nominee selected by our Company's Chief Executive Officer ("CEO"). The Equity Sponsors, together with their affiliates, currently control approximately 85.2% of the voting power of the Company. Messrs. Allan, Philippin, Grimaldi, Ressler, Sienna, Triggs and Warner have been selected and nominated by our Equity Sponsors. Mr. Bottoli, our CEO, and Mr. Wiley, our CFO, have also been selected and nominated by our Equity Sponsors.

        The Company currently intends to apply to the U.K. Financial Services Authority for all of its issued and to be issued shares of Common Stock to be admitted to the Official List of the U.K. Financial Services Authority, and to the London Stock Exchange plc for all of the shares of Common Stock to be admitted to trading on the London Stock Exchange's main market for listed securities (together referred to as "Admission"). No assurance can be given that Admission will occur, or if Admission does occur, when it will occur. Prior to (and effective upon) Admission, the Company expects to terminate the Stockholders Agreement and enter into a letter agreement with the Equity Sponsors, pursuant to which each of our Equity Sponsors will agree to take all action lawfully within its power to cause the Board of Directors to include one director nominated by each of Ares, Bain and OTPP, provided that such Equity Sponsor will no longer be permitted to nominate a director if at any time it ceases to beneficially own at least 10% of the Company's issued and outstanding share capital.

        In accordance with (i) the Executive Stockholders Agreement, dated as of September 25, 2003, as amended (the "Executive Stockholders Agreement"), among the Company, the Equity Sponsors and certain of our executive officers and other key employees; and (ii) the Chief Executive Officer Stockholders Agreement, dated as of March 5, 2004, as amended (the "Chief Executive Officer Stockholders Agreement"), among the Company, the Equity Sponsors, Mr. Bottoli, Stonebridge Development Limited and a trust established by Mr. Bottoli for the benefit of himself and his family (the "Trust") (containing terms substantially identical to the Executive Stockholders Agreement), each executive officer or employee that is party to either agreement has agreed to vote all of the shares of Common Stock they hold (as well as any Common Stock issuable upon the exercise of options granted to each such executive officer or employee) and to take all other necessary or desirable actions so that all of such shares will be voted in the same manner as the securities held by the Equity Sponsors. Such executive officers and employees currently hold, in the aggregate, 10,086,964 shares of Common Stock that are subject to these voting agreements, or approximately 1.4% of the voting power of the

Company. With respect to any of such executive officers or employees, no shares of Common Stock were issued upon the exercise of options in fiscal year 2007. For a more detailed description of these agreements described above, please see "Certain Relationships and Related Transactions," beginning on page 45.

        Information concerning the nominees for election as directors is presented below. Each nominee has consented to serve as a director if elected. Should any nominee become unable to accept nomination or election, it is intended that the enclosed proxy card will be voted for the election of a substitute nominee designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

        John M. Allan.    Age 58. Mr. Allan became a director of Samsonite in January 2007, and was appointed Chairman of the Board in May 2007. Mr. Allan is a member of the Board of Management of Deutsche Post World Net and is Chief Executive of DHL's logistics business, comprised of DHL Exel Supply Chain, DHL Freight and DHL Global Forwarding. His appointment followed the acquisition by Deutsche Post World Net of Exel plc in December 2005. In September 1994, Mr. Allan joined Ocean Group plc, as Chief Executive from BET. In May 2000 Ocean Group and Exel (formerly NFC) merged to form Exel plc, and he was appointed Chief Executive Officer. Mr. Allan started his business career in marketing with Lever Brothers, moving on to Bristol-Meyers and Fine Fare. He joined BET in 1985 and was appointed to the board in 1987, with specific responsibilities as Director of Business Services (Europe) and Group Marketing Director. Mr. Allan is a non-executive director of National Grid plc.

        Marcello Bottoli.    Age 45. Mr. Bottoli was appointed President and Chief Executive Officer in March 2004 and was appointed as a director of Samsonite in September 2005. From 2001 to 2002 Mr. Bottoli was Chairman of the Board and Chief Executive Officer of Louis Vuitton, part of the LVMH group, a luxury consumer products company. From 1991 to 2001 he held several management roles at the Reckitt Benckiser Group (previously Benckiser), a global consumer products company. At Reckitt Benckiser, Mr. Bottoli worked in various positions in Spain, France, the Netherlands and the United Kingdom and became a Management Board member and Executive Vice President of Reckitt Benckiser as of 1993. He began his career with Procter & Gamble, in France and the United States, and prior to joining the Reckitt Benckiser Group, spent two years with The Boston Consulting Group, a diverse global business consulting firm, in the firm's Paris and Milan offices.

        Charles J. Philippin.    Age 57. Mr. Philippin became a director of Samsonite in October 2003. Mr. Philippin has been a principal with GarMark Advisors, a mezzanine investment fund, since 2002. From 2000 to 2002, Mr. Philippin was Chief Executive Officer of Online Retail Partners, an internet incubator company. From 1994 to 2000, Mr. Philippin held several positions with Investcorp, a global investment group, including serving as a member of its management committee, and was responsible for post acquisition monitoring and performance improvement for the firm's U.S. portfolio. From 1974 to 1994, Mr. Philippin was with the public accounting firm of Coopers & Lybrand (now PricewaterhouseCoopers), and was a partner of the firm from 1982. Mr. Philippin serves on the boards and audit and compensation committees of CSK Auto Corporation and on the board and audit committee of Alliance Laundry Systems.

        Ferdinando Grimaldi Quartieri.    Age 47. Mr. Grimaldi became a director of Samsonite in October 2003. Since 2002, Mr. Grimaldi has been a Managing Director of Bain Capital, Ltd., a private investment firm based in London. Prior to joining Bain Capital, Mr. Grimaldi was responsible for private equity investments at Investcorp International Limited for six years and was a member of the firm's management committee from 1999 until 2002.

        Antony P. Ressler.    Age 46. Mr. Ressler became a director of Samsonite in July 2003. Mr. Ressler is a founding member of Ares Management LLC, an alternative asset management company with offices in Los Angeles, New York and London. Prior to Ares, Mr. Ressler was a co-founder of Apollo Management, L.P. in 1990 and was a member of the original six-member management team. Prior to 1990, Mr. Ressler served as a Senior Vice President in the High Yield Bond Department of Drexel Burnham Lambert Incorporated, with responsibility for the New Issue/Syndicate Desk. Mr. Ressler serves on the board of directors of WCA Waste Corporation and on the boards of directors of several private companies.

        Lee Sienna.    Age 55. Mr. Sienna became a director of Samsonite in October 2003. Mr. Sienna has been Vice President of the private equity group of Ontario Teachers' Pension Plan Board since 2002. From 1998 to 2002, Mr. Sienna was a partner at Calcap Corporate Finance Limited, a consulting firm specialising in mergers and acquisitions. From 1995 to 1998, Mr. Sienna was Vice President, Corporate Development at Dairyworld Foods. Prior to 1995, Mr. Sienna held various positions in management and corporate development for companies in the beverage, food and entertainment industries.

        Donald L. Triggs.    Age 63. Mr. Triggs became a director of Samsonite in October 2003. Since June 2006 Mr. Triggs has been the President of Arise Ventures Ltd., a private investment company based in Ontario Canada. From 1993 to 2006 Mr. Triggs was the President, Chief Executive Officer and a Director of Vincor International Inc. a global wine producer, retailer and distributor based in Ontario Canada with wineries in Ontario and British Columbia in Canada, Washington State, California, Australia and New Zealand. In August 1989 Mr. Triggs became Chairman, Chief Executive Officer and a Director of Cartier Wines & Beverage Corporation, which became Vincor International in 1992 as a result of a merger.

        Richard T. Warner.    Age 48. Mr. Warner became a director of Samsonite in October 2003. Since 2006, Mr. Warner has been a principal at GarMark Advisors, an investment firm focused on providing junior capital, equity and mezzanine financing to middle market companies. Since 2004, Mr. Warner has been a founding partner of Hemisphere One, a global investment firm focused on investing in lifestyle brands. From 1994 to 2003, Mr. Warner served in several senior capacities at Investcorp, a global investment group. From 1999 to 2002 he was head of Investcorp's European business, responsible for the firm's European private equity activities. Mr. Warner also led Investcorp's review of various global strategic options. In addition, he served as a member of the firm's Coordinator's Committee (global operating board of Investcorp), Commitment Committee (controls Investcorp's global capital commitments) and Budget and Expense Review Committee (controls Investcorp's operating expenses).

        Richard H. Wiley.    Age 50. Mr. Wiley became a director of Samsonite in May 2007. Mr. Wiley has been Chief Financial Officer, Treasurer and Secretary of Samsonite since March 1998. From 1995 to 1998, Mr. Wiley was Corporate Vice President of Finance, Chief Financial Officer of the Americas division of Samsonite and Assistant Treasurer. Prior to joining Samsonite, from 1994 to 1995, Mr. Wiley was an audit and consulting senior manager with BDO Seidman, an international public accounting firm. From 1982 to 1994, Mr. Wiley was a senior manager with KPMG LLP, working in the audit and consulting areas.

Communications to the Board of Directors

        The Company has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or members) of the Board by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to Samsonite Corporation, 575 West Street, Suite 110, Mansfield, Massachusetts 02048, Attention: General Counsel.

        All communications received, as set forth in the preceding paragraph, will be opened for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, sufficient copies of the contents will be sent to each director who is a member of the group or committee to which the envelope is addressed.

Director Attendance at Annual Meetings

        The Company does not have a policy with regard to Board members' attendance at annual meetings. There were no Board members in attendance at the 2006 Annual Meeting.

Directors' Meetings and Compensation

        During the Company's fiscal year 2007 (the year ended January 31, 2007), the Board of Directors met eight times, excluding actions by unanimous written consent. Each director attended 75% or more of the total number of meetings of the Board (and of meetings of committees of the Board on which such director served) that were held during such director's tenure as a member of the Board, except for Mr. Ressler. Mr. Allan was appointed as a director beginning on January 1, 2007, and Mr. Wiley was appointed a director beginning on May 21, 2007.

        Each member of the Board of Directors, other than a director employed by the Company, is entitled to receive a fee of $30,000 per annum for serving on the Board of Directors, a fee of $1,250 per Board meeting attended and a fee of $1,000 per committee meeting attended. In addition, the chairperson of the Audit Committee receives an additional chair fee of $10,000 per annum and the chairpersons of all of the other committees of the Board receive an additional chair fee of $5,000 per annum.

        Following Admission, we expect to pay each member of the Board of Directors, other than the non-executive Chairman and the directors employed by the Company, a fee of $90,000 per annum for serving on the Board of Directors, a fee of $1,250 per Board meeting attended and a fee of $1,000 per committee meeting attended. The non-executive Chairman will be paid a fee of £150,000 per annum. In addition, the chairpersons of each of the committees of the Board will receive an additional $10,000 per annum.

        In 1996, the Company adopted the 1996 Directors' Stock Plan whereby Board members may elect to receive their fees in shares of Common Stock rather than cash. During fiscal year 2007, none of the aggregate directors fees were paid in shares of Common Stock. In addition, directors are reimbursed for all reasonable travel and other expenses of attending meetings of the Board or a committee thereof.

Independence of Directors

        Each member of the Board of Directors, other than Messrs. Bottoli, Grimaldi, Ressler, Sienna and Wiley, is an independent director under Nasdaq National Market listing standards (the "Nasdaq listing standards").

Certain Committees of the Board

        The Board of Directors has standing Audit, Executive, Compensation and Corporate Governance and Nominating Committees.

        Audit.    The current members of the Audit Committee are Messrs. Philippin (Chairman), Allan and Triggs, each of whom is an independent director under the Nasdaq listing standards. The Audit Committee met nine times during fiscal year 2007, excluding actions by unanimous written consent.

        The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized (i) to monitor the integrity of our financial statements, (ii) to review the integrity of our internal financial control and risk management systems, (iii) to make recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, (iv) to review the plan, scope and results of the annual audit, the independent auditors' letter of comments and management's response thereto, (v) to approve all audit and non-audit services, (vi) to review the Company's policies and procedures with respect to internal accounting and financial controls and (vii) to review any changes in accounting policy. In addition, the Board of Directors has delegated to the Audit Committee responsibility for administering the Company's equity compensation plans.

        The Report of the Audit Committee begins on page 10.

        Executive.    The current members of the Executive Committee are Messrs. Grimaldi, Ressler and Sienna. The Executive Committee held no meetings during fiscal year 2007, excluding actions by unanimous written consent.

        The Executive Committee has the authority to act on behalf of the Board of Directors on most matters.

        Compensation.    The current members of the Compensation Committee are Messrs. Allan (Chairman), Philippin and Grimaldi, each of whom, other than Mr. Grimaldi is an independent director under the Nasdaq listing standards. The Compensation Committee held no meetings during fiscal year 2007, excluding actions by unanimous written consent.

        The Compensation Committee is authorized and directed to review and approve the compensation and benefits of the executive officers, including participation in long term incentive plans and pension arrangements, to review management organization and development, to review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, to administer any stock option plans that may be adopted and the granting of options under such plans, and to review and recommend for the approval of the Board the compensation of directors. The Company does not currently employ any compensation consultants to assist in determining or recommending the amount or form of executive and director compensation. In the past, the Company has engaged consultants from time to time to assist with salary benchmarking. The Board of Directors has delegated to the Audit Committee responsibility for administering the Company's equity compensation plans.

        The Compensation Committee does not have a written charter.

        The Compensation Committee Report begins on page 18.

        Corporate Governance and Nominating.    The current members of the Corporate Governance and Nominating Committee are Messrs. Triggs, Ressler and Sienna, of whom only Mr. Triggs is an independent director under the Nasdaq listing standards. The Corporate Governance and Nominating Committee held no meetings during fiscal year 2007.

        The principal responsibilities of the Corporate Governance and Nominating Committee are to:

  •
  generally oversee all corporate governance functions for the Company;

  •
  recommend to the Board director nominees;

  •
  recommend to the Board the membership for each committee of the Board;

  •
  evaluate the performance of our non-executive Directors;

  •
  formulate plans for succession of our Directors, including our Chairman and our Chief Executive Officer; and

  •
  review the structure, size and composition (including the balance of skills, knowledge and experience) of the Board.

        Pursuant to the terms of the aforementioned Stockholders Agreement, the Equity Sponsors currently have the power to nominate eight members of the Board and the Company's CEO has the power to nominate one member of the Board, subject to any applicable laws or regulations (as described in section 2.2 of the Stockholders Agreement). Accordingly, the Corporate Governance and Nominating Committee does not currently have a general policy with regard to consideration of director nominees recommended by stockholders of the Company (aside from the Equity Sponsors). Similarly, the Corporate Governance and Nominating Committee has not established any specific minimum qualifications that must be met by a nominating committee-recommended nominee for a position on the Board, and has not determined any specific qualities or skills that a director must possess. In addition, because of the rights of the Equity Sponsors and the Company's CEO to nominate members of the Board pursuant to the terms of the Stockholders Agreement, the Corporate Governance and Nominating Committee has not established any process for identifying and evaluating nominees for director.

        As a result of the Stockholders Agreement, the nominees to fill eight Board positions have been selected by the Equity Sponsors and the nominee to fill one Board position has been selected by the Company's CEO, as described above. Prior to (and conditional upon) Admission, the Company expects to terminate the Stockholders Agreement and enter into a letter agreement with the Equity Sponsors, pursuant to which each of the Equity Sponsors will agree to take all action lawfully within its power to cause the Board to include one director nominated by each of Ares, Bain and OTPP, provided that such Equity Sponsor will no longer be permitted to nominate a director if at any time it ceases to beneficially own at least 10% of the Company's issued and outstanding share capital.

        The Corporate Governance and Nominating Committee does not have a written charter.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("principal stockholders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and principal stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of the Section 16(a) reports furnished to the Company for fiscal year 2007, all required reports were timely filed, except in the following instances: (1) Shawn Cox, who is an executive officer of the Company, filed a late Form 3 reporting his appointment as an executive officer of the Company and the receipt of a stock option grant; (2) each of Marcello Bottoli, Richard H. Wiley, Tom Korbas, Giuseppe Fremder, Marc Matton, Arne Borrey and Shashi Dash, who are executive officers of the Company, filed a late Form 4 reporting the conversion of shares of the Company's 2003 convertible preferred stock by such executive officer into shares of the Company's common stock; (3) each of Bain and OTPP, which are each greater than 5% shareholders of the Company, filed a late Form 4 reporting the conversion of shares of the Company's 2003 convertible preferred stock into shares of the Company's common stock; each of Bain and OTPP, which are each greater than 5% shareholders of the Company, filed a late Form 4 reporting the conversion of shares of the Company's 2003 convertible preferred stock into shares of the

Company's common stock; (4) each of Ferdinando Grimaldi Quartieri, who is a director of the Company, and Melissa Wong Bethell, who was a director of the Company until May 18, 2007, filed a late Form 4 reporting the conversion by Bain Capital (Europe) LLC of shares of the Company's 2003 convertible preferred stock into shares of the Company's common stock; and (5) Ares Partners Management Co., LLC, which is a greater than 5% shareholder of the Company, filed a late Form 4 with respect to the purchase of preferred stock.

MATTERS RELATING TO SAMSONITE'S INDEPENDENT AUDITORS

        The Company's independent auditors for the fiscal years 2007, 2006 and 2005 are KPMG LLP ("KPMG"). The Company's Board of Directors has appointed KPMG to be the independent auditor for fiscal year 2008 as well. Representatives of such firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

Audit, Audit-Related, Tax and All Other Fees

        The following table sets forth the aggregate fees for professional services by KPMG for the audit of the Company's annual financial statements for the fiscal years ended January 31, 2007 and 2006:

	Year ended January 31,
	2007	2006
	in thousands
Audit Fees(1)	$1,896	1,825
Audit-Related Fees(2)	2,818	71

Subtotal	4,714	1,896

Tax Fees(3)	86	200
All Other Fees	—	—

Total	$4,800	2,096

(1)
In addition to fees for the annual audit of the Company's consolidated financial statements, amounts include review of the interim financial statements contained in our Quarterly Reports on Form 10-Q and audit of statutory reports. In addition, included in this category are fees for services that generally only KPMG LLP reasonably can provide, e.g., consents and assistance with the review of documents filed with the SEC.

(2)
Includes fees for assurance and related services that are traditionally performed by the independent accountant. More specifically, these services include employee benefit plan audits and consultations concerning financial accounting and reporting standards for fiscal year 2007. In addition, included in this category for fiscal year 2007 are $2,755 in fees paid in connection with a long-form due diligence report prepared by KPMG LLP during fiscal year 2007 in connection with a proposed listing of the Company's common stock on the London Stock Exchange.

(3)
Includes fees for tax compliance.

Audit Committee Pre-Approval Policies and Procedures

        Each year, the Audit Committee recommends to the Board of Directors the independent auditor's retention to audit the Company's financial statements. The Audit Committee evaluates all other proposed engagements of the independent auditor, including the scope of the work proposed to be performed, and pre-approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full audit committee. There is a de minimis exception to the pre-approval policy of the Audit Committee that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by KPMG during 2007, 2006 or 2005 under such provision.

        Information contained in the following Report of the Audit Committee shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any of the Company's filings under the Exchange Act, notwithstanding anything to the contrary set forth in any such filing, except to the extent that the Company specifically incorporates it by reference into such filing.

REPORT OF THE AUDIT COMMITTEE

        The Corporate Governance and Nominating Committee has assumed responsibility for determining whether all members of the Audit Committee are "independent," as defined by Nasdaq Marketplace Rule 4200(a)(15) and meet the requirements of Nasdaq Marketplace Rule 4350(d)(2). The Company has determined it is in compliance with the Nasdaq rule requiring an entirely independent Audit Committee. Although the Company's Common Stock is no longer traded on Nasdaq, the Company has retained its independent Audit Committee. Furthermore, the Board of Directors has determined that Charles J. Philippin qualifies as an "audit committee financial expert" as defined by the SEC and is an independent director pursuant to the requirements under the Exchange Act.

        The Board of Directors has adopted a written charter setting out the audit-related functions the Audit Committee is to perform, a copy of which is attached as Appendix A to this Proxy Statement.

        Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

        The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

        The Audit Committee has reviewed the Company's audited financial statements and met with both management and KPMG, the Company's independent auditors, to discuss those financial statements prior to issuance. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

        The Audit Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed the independence of KPMG with that firm. The Audit Committee has determined that the provision of non-audit services rendered by KPMG to the Company is compatible with maintaining the independence of KPMG from the Company. The Audit Committee has also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

                      By the Audit Committee of the Board of Directors
                      Charles J. Philippin
                      Donald L. Triggs
                      Richard T. Warner

                      May 16, 2007

EXECUTIVE OFFICERS

        The following persons are the executive officers of the Company:

Name	Age	Position
Marcello Bottoli	45	President and Chief Executive Officer
Richard H. Wiley	50	Chief Financial Officer, Treasurer and Secretary
Tom Korbas	56	President—The Americas
Giuseppe Fremder	54	President—Samsonite S.p.A.
Marc Matton	58	Chief Supply Officer
Arne Borrey	44	President—Europe, Middle East and Africa
Shashi S. Dash	63	President—Asia and Pacific Region
Deborah Rasin	40	Vice President—Legal, General Counsel and Assistant Secretary
Ramesh Tainwala	47	Chief Operating Officer of Samsonite South East Asia Pvt. Ltd and General Manager of Samsonite Middle East FZCO
Shawn Cox	43	Global Head of Retail
Quentin Graeme Mackay	36	Creative Director

        Marcello Bottoli.    Mr. Bottoli was appointed President and Chief Executive Officer in March 2004 and was appointed as a director of Samsonite in September 2005. From 2001 to 2002 Mr. Bottoli was Chairman of the Board and Chief Executive Officer of Louis Vuitton, part of the LVMH group, a luxury consumer products company. From 1991 to 2001 he held several management roles at the Reckitt Benckiser Group (previously Benckiser), a global consumer products company. At Reckitt Benckiser, Mr. Bottoli worked in various positions in Spain, France, the Netherlands and the United Kingdom and became a Management Board member and Executive Vice President of Reckitt Benckiser as of 1993. He began his career with Procter & Gamble, in France and the United States, and prior to joining the Reckitt Benckiser Group, spent two years with The Boston Consulting Group, a diverse global business consulting firm, in the firm's Paris and Milan offices.

        Richard H. Wiley.    Mr. Wiley has been Chief Financial Officer, Treasurer and Secretary of Samsonite since March 1998. Mr. Wiley became a director of Samsonite in May 2007. From 1995 to 1998, Mr. Wiley was Corporate Vice President of Finance, Chief Financial Officer of the Americas division of Samsonite and Assistant Treasurer. Prior to joining Samsonite, from 1994 to 1995, Mr. Wiley was an audit and consulting senior manager with BDO Seidman, an international public accounting firm. From 1982 to 1994, Mr. Wiley was a senior manager with KPMG LLP, working in the audit and consulting areas.

        Tom Korbas.    Mr. Korbas was appointed President of the Americas Division of Samsonite in October 2004. Prior to that, since 2000, Mr. Korbas was Vice President/General Manager of U.S. Wholesale. From 1995 to 2000, he served as Vice President/General Manager and Vice President of Sales and Marketing for U.S. Non-Traditional business and Vice President of Operations. From 1994 to 1995, Mr. Korbas was Vice President/General Manager of Legacy Luggage Inc., a division of Samsonite, designing, sourcing, and selling private label luggage. From 1979 to 1994, Mr. Korbas was Sr. Vice President of Operations, Vice President of Sourcing, Director of Manufacturing and Engineering Manager for American Tourister.

        Giuseppe Fremder.    Mr. Fremder has served as President of Samsonite S.p.A., or Samsonite Italy, Samsonite's Italian subsidiary, since October 1997. In addition, Mr. Fremder has served as Managing Director of Samsonite Italy and its predecessor, Samsonite Italy Srl., since it was founded in 1984. In 2004, Mr. Fremder was appointed President of Samsonite's Global Licensing In & Out division, and in 2000 was appointed President of Samsonite Black Label, the world-wide fashion division of Samsonite.

        Marc Matton.    Mr. Matton was appointed Chief Supply Officer of Samsonite in July 2004. Prior to that, Mr. Matton served as President and Managing Director of Samsonite Europe N.V., or Samsonite Europe, from November 2000, was Vice President Marketing and Sales at Samsonite Europe from 1995 to 2000, and additionally, was General Manager Softside Division beginning in 1998. From 1991 until 1995, Mr. Matton served as Sales Director for Samsonite Europe.

        Arne Borrey.    Mr. Borrey was appointed President Europe, Middle East and Africa in July 2004 and is responsible for Samsonite business in these regions. From 2001 to 2004, he was Vice President of Marketing & Sales for Samsonite Europe. Mr. Borrey started his career with Samsonite in 1987 as Product Planner and subsequently became Product Manager Softside. From 1990 until 1993 he worked in Spain as Marketing and Sales Manager. In Oudenaarde, Belgium, he took up the position of Manager Legacy Division and was named Sales Director Europe in 1995, a position he held until 2001.

        Shashi S. Dash.    Mr. Dash has been Samsonite's President for its Asia Pacific region since January 2004. Prior to that, and since 1999, Mr. Dash was Vice President—General Manager for Samsonite's Asia Pacific region. From 1996 to 1999, he was Executive Director, Marketing, for Samsonite India Limited. From 1994 to 1996, Mr. Dash was with Real Value Appliances as Director and Board Member, International, based in Hong Kong. Earlier in his career, Mr. Dash was with Blowplast and Aristocrat in India, involved in the building of luggage brands such as "VIP" (as Marketing Director and then President) and "Aristocrat" (as Managing Director) that are today household names in India.

        Deborah Rasin.    Ms. Rasin was appointed Vice President—Legal, General Counsel and Assistant Secretary in February 2006. From 1997 until joining Samsonite, Ms. Rasin was an attorney at General Motors Corporation (in Zurich, Switzerland and Detroit, Michigan). Prior to that, Ms. Rasin worked in law firms in Washington, Hong Kong and Tel Aviv. Ms. Rasin received her J.D. from Harvard Law School and is admitted to the bar in California, Washington, D.C. and Michigan.

        Ramesh Tainwala.    Dr. Tainwala has been General Manager of Samsonite Middle East FZCO since January 2007 and Chief Operating Officer of Samsonite South Asia Private Limited since June 2000. Prior to that, Dr. Tainwala was Managing Director from November 1995 through his appointment as Chief Operating Officer of Samsonite South Asia. As the head of Samsonite's Indian and Western Asia operations, he is responsible for Samsonite's manufacturing operations in India as well as its marketing and sales in the regions of West Asia and the Middle East. His primary responsibility involves establishing the strategic and tactical direction for Samsonite in West Asia and the Middle East.

        Shawn Cox.    Mr. Cox was appointed Global Head of Retail of Samsonite in January 2007. From 2000 until he joined Samsonite in 2007, Mr. Cox was Vice President, Retail, for Tommy Hilfiger Europe BV, where he was responsible for building and managing Tommy Hilfiger's retail operations in Europe. Prior to that, from 1998 to 2000, Mr. Cox was Managing Director of Jasper Conran Holdings LTD, a fashion design company, and from 1995 to 1998 he was Director of Group Merchandising and Retail Store Development for Mulberry Company Design LTD. From 1989 until 1994, Mr. Cox held various positions with Polo Ralph Lauren.

        Quentin Graeme Mackay.    Mr. Mackay was appointed Creative Director in February 2005, responsible for the direction and coordination of Samsonite's design strategy. From 2002 to 2005, Mr. Mackay was the chief designer for Tanner Krolle, an English luxury leather brand maker of bags and accessories. From 2000 to 2002, Mr. Mackay was a general accessory designer with Loewe, in Madrid, Spain.

EXECUTIVE COMPENSATION

        Information contained in the following Compensation Committee Report on Executive Compensation and the Performance Graph shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any of the Company's filings under the Exchange Act, notwithstanding anything to the contrary set forth in any such filing, except to the extent that the Company specifically incorporates it by reference into such filing.

Compensation Discussion and Analysis for Fiscal Year 2007

        The following Compensation Discussion and Analysis discusses the material elements of compensation for the Samsonite executive officers identified in the Summary Compensation Table ("named executive officers"). The Compensation Committee of the Board (for purposes of this section, the "Compensation Committee") reviews and approves the salaries and bonuses of the Company's executive officers, including the named executive officers. The Board of Directors has delegated to the executive committee of the Board of Directors (for purposes of this section, the "Executive Committee") substantial administration of the Company's Superior Annual Performance Program ("SAPP"), including development of appropriate performance goals for the Company's various geographic markets. The Board of Directors has delegated to the audit committee of the Board of Directors (for purposes of this section, the "Audit Committee") the administration of the Company's 1999 Stock Option and Incentive Award Plan, including the approval of all grants of options to purchase shares of Common Stock, including grants to the named executive officers. As discussed in further detail in this Compensation Discussion and Analysis, our chief executive officer and, in some cases, our chief financial officer, consult with these committees, and make recommendations, concerning the compensation of our executive officers.

  Compensation Objectives

        The Company's primary objectives are to retain the best qualified people and to ensure that they are properly motivated to contribute to the Company's success over the long term. Accordingly, the various Board committees, in establishing the components and levels of compensation for the Company's executive officers, including the named executive officers, seek (i) to enable the Company to attract and retain highly qualified executives, and (ii) to provide financial incentives in the form of cash bonuses and equity compensation in order to align the interests of executive officers more closely with those of the stockholders of the Company and to motivate such executives to increase shareholder value by improving corporate performance and profitability.

        Each of the named executive officers was party to an employment agreement with the Company during the past fiscal year. The Company believes that employment agreements with top executives provide a retention benefit that is of value to the Company and its stockholders, and in certain jurisdictions outside the U.S. (such as, for example, the U.K.), contracts of employment with all employees are part of the usual and customary employment practices.

  Fiscal Year 2007 Executive Compensation Components

        For the fiscal year ended January 31, 2007, the principal components of compensation for the named executive officers were:

  •
  Base salary;

  •
  Annual cash incentive bonuses;

  •
  Equity compensation;

  •
  Retirement and other benefits; and

  •
  Perquisites and other personal benefits

        The Company and the Board committees responsible for administration of the compensation of the named executive officers have not developed policies for the purpose of allocating between short-term and long-term compensatory elements. In keeping with the Company's objectives of motivating our executives to improve corporate performance and aligning the interests of the executive officers with the Company's stockholders, we provide opportunities for annual cash bonus compensation based on the attainment of financial performance targets, and long-term compensation in the form of equity awards the value of which are based on the appreciation in value, if any, of the Company's common stock. The levels of participation by each of our executive officers and other employees in the Company's annual bonus program and equity compensation program are based upon the relative position of such executive officer or employee within the Company, with executive officers and employees at the same organizational level participating in such programs to the same extent.

  Base Salary

        The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. The base salaries of our named executive officers have been in part governed by the terms of their employment agreements. Mr. Bottoli has negotiated his base salary provisions and makes recommendations on the base salaries to be paid to the executives who report directly to him, which includes the other named executive officers. Our European human resources professionals also assist in setting base salaries by providing survey information on European salary practices. During fiscal year 2007, each of the named executive officers was awarded a raise in his base salary. Following Admission, we anticipate that the Compensation Committee will make determinations with respect to base salaries to be paid to our named executive officers, subject to the terms of effective employment agreements.

  Annual Cash Incentive Bonuses

        The Company offers each of its executive officers, including the named executive officers, an opportunity to earn additional cash compensation in the form of annual bonuses that are awarded if the Company attains specified performance goals or if the officer satisfactorily completes certain annual projects approved by the Executive Committee. The Company believes that making a significant portion of executive officer compensation subject to the Company attaining specified performance goals motivates the executive officers to increase their efforts on behalf of the Company. The Company also believes that it is appropriate that the Company's executive officers receive lower compensation when the Company does not attain its specified performance goals and higher compensation when the Company attains such goals.

        Annual cash bonuses are determined in accordance with SAPP, which is administered in large part by the Executive Committee. The Company invites those officers and employees to participate in SAPP that it believes have the capacity to have a major impact on the performance of the Company's business and drive improved performance year over year. SAPP rewards the achievement of annual business targets during each fiscal year of the Company. Accordingly, SAPP bonuses are paid after the end of the applicable fiscal year and the Executive Committee's assessment of performance by the Company and the Company's subsidiaries against applicable performance targets.

        Target bonuses for each of the Company's named executive officers (and each other employee who participates in SAPP) are determined as a percentage of base salary. For fiscal year 2007, Mr. Bottoli's target SAPP award was set at 150% of his base salary, and the other named executive officers were assigned target SAPP awards of 40% of their respective base salaries.

        Each fiscal year, the Board of Directors sets key performance indicators ("KPIs") to measure the success of the business over such fiscal year. Examples of KPIs include adjusted EBITDA growth, net outside sales growth, improvement in working capital efficiency and other specific functional or financial measures. For calculations under SAPP, (i) we define adjusted EBITDA as operating earnings before interest, taxes, depreciation and amortization, as adjusted to exclude certain items of other income and expense, preferred stock dividends, minority interests, goodwill and asset impairment charges, restructuring charges, expenses and associated non-trade receivables write-offs, stock-based compensation expense, deferred stock offering costs, and ERP project expenses and to include realized currency hedge gains and losses and (ii) we define working capital efficiency as the percentage obtained by dividing average working capital (accounts receivable plus inventory less accounts payable) over each fiscal year by sales for such fiscal year. The full Board of Directors then sets a range of performance levels against the KPIs with respect to the Company as a whole. Performance targets under SAPP are generally aligned to the Company's business plan. A range of lower and higher performance levels are also set, ranging from an "unacceptable" performance level through several levels of performance progressively more difficult, to an "outstanding" performance level. These performance levels vary among the various KPIs according to the degree of challenge required in the achievement of the applicable KPI. Once the performance levels are set with respect to the Company as a whole, members of our senior management team (including Mr. Bottoli and Mr. Wiley) assist the Executive Committee in developing KPIs to apply to each of the Company's various geographic markets, which take into consideration the sophistication and development of the market, as well as the portfolio of products, market trends, historical performance and growth potential.

        SAPP is designed to scale the earnings potential of participants based upon the performance levels achieved against the various global and regional KPIs. This is done through the use of a "multiplier," calculated by multiplying the performance level achieved on each KPI. Provided that at least the target level is achieved on the KPIs, and as soon as one or more of these are exceeded, additional amounts can be earned above the target bonus by multiplying together the levels achieved in each KPI. The multiplier is significantly higher if high performance levels are achieved on all KPIs. The aim of the "multiplier" is to encourage participants in SAPP to focus on all of the KPIs, rather than on one in particular.

        Actual bonus payments under SAPP may range from zero to approximately 3.5 times a participant's target bonus (with the exception of Mr. Bottoli, whose bonus under SAPP has been limited by the Executive Committee to a maximum of €800,000, or approximately $1 million). For fiscal year 2007, the Company used three KPIs for determining performance goals under SAPP: growth in sales relative to fiscal year 2006, growth in adjusted EBITDA relative to fiscal year 2006, and improved working capital efficiency for fiscal year 2007. For the corporate level SAPP program, applicable to Messrs. Bottoli, Wiley, Matton and Mackay, the target KPI performance levels were as follows: 11.9% growth in sales (with a minimum level achievable for growth of 4.7% and a maximum level achievable for growth of 16.7%), 10.3% growth in adjusted EBITDA (with a minimum level achievable for growth of 0% and a maximum level achievable for growth of 17.5%), and 15.89% working capital efficiency (with a minimum level achievable for an efficiency percentage of 18.14% and a maximum level achievable for an efficiency percentage of 14.39%). The target KPI performance levels for Mr. Tainwala, who was for fiscal year 2007 covered by the SAPP program for our South Asia region, were as follows: 21.7% growth in sales (with a minimum level achievable for growth of 13.3% and a maximum level achievable for growth of 28.7%), 45.13% growth in adjusted EBITDA (with a minimum level achievable for growth of 32.9% and a maximum level achievable for growth of 54.6%), and 6.3% working capital efficiency (with a minimum level achievable for an efficiency percentage of 7.8% and a maximum level achievable for an efficiency percentage of 5.3%). In each case, performance below or above target levels would serve to decrease or increase, respectively, the potential bonus payment under SAPP for fiscal year 2007. Target performance levels for fiscal year 2007 were designed to be realistic and achievable. No subjective determinations are made with respect to the payment of bonuses under SAPP, and no discretion may be used to award a bonus under SAPP absent the attainment of performance goals.

        The range of potential payments for fiscal year 2007 under SAPP with respect to the named executive officers is set forth in the table entitled "Grants of Plan-Based Awards to Executive Directors and Certain Executive Officers during Fiscal Year 2007" on page 21, and the actual awards to the named executive officers for fiscal year 2007 under SAPP are set forth in the Summary Compensation Table on page 20. The Company may from time to time award discretionary bonuses to its executive officers and other employees under special circumstances. No discretionary bonuses were awarded to any of the named executive officers during fiscal year 2007.

  Equity Compensation

        The Company currently grants equity compensation under the Company's Amended and Restated Fiscal Year 1999 Stock Option and Incentive Award Plan (the "1999 Plan"). The 1999 Plan permits the issuance of a variety of awards, including tax qualified incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, and other stock based awards (including deferred compensation payable in shares of the Company's common stock). The purposes of the 1999 Plan are to align the interests of participants under the plan with those of the Company's stockholders; to reinforce corporate, organizational and business development goals; and to reward the performance of participants in the plan in promoting the success of the Company's business. As of the end of the Company's fiscal year ended January 31, 2007, the only equity compensation awards outstanding under the 1999 Plan were stock options and deferred compensation awards. In December 2005 the Board of Directors delegated to the Audit Committee responsibility for administering the 1999 Plan. Accordingly, since that date, all grants of stock option and other awards have been made by the Audit Committee.

        Stock option grants reflect the Company's desire to provide a meaningful equity incentive for executives to help the Company succeed over the long term. Stock options provide for financial gain derived from the potential appreciation in the Company's stock price from the date the option is granted until the date that the option is exercised. The Company's long term performance ultimately determines the value of stock options, because gains recognized from stock option exercises are entirely dependent on the long-term appreciation of the Company's stock price. The Company expects stock options to continue as a significant component of its executive compensation arrangements. In addition to the named executive officers, stock options have been granted to all of the Company's other executive officers, and to such other executives who are in positions that are key to the Company's long-term success. The Audit Committee has not formalized any procedures regarding the grant of equity awards to the named executive officers. In connection with Admission, the Company expects that the committee administering the Company's equity plans will develop a program concerning the grant of equity awards to all eligible participants, including the named executive officers, utilizing such factors as it determines to be material to furthering the Company's objective of aligning long-term compensation opportunities to the interests of the Company's stockholders.

        No stock options were granted to any of the named executive officers during the fiscal year ended January 31, 2007, and no stock options have been granted to any of the named executive officers since March 17, 2005. Since March 17, 2005, the Company has granted stock options only to new employees who are hired for positions that are eligible to receive stock options, or in connection with promotions to positions of greater responsibility. The Company does not backdate options or grant options retroactively. In addition, the Company does not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. No stock options are granted until such grants have been approved by the Audit Committee. In some cases, grants have been pre-approved by the Audit Committee with respect to certain executive positions before individuals have been hired for such positions. In such cases, the grant date is generally the employee's start date. In other cases, the Audit Committee has approved grants to individuals after they have begun working in their positions. In those cases, the grant date is the date on which such grant is approved by the Audit Committee. Mr. Bottoli negotiated the terms of his March 2004 option grant with the Company in connection with the negotiation of his employment agreement. In connection with the option grants made to the Company's executive officers, including the named executive officers, and other key employees in March 2005 and thereafter, Mr. Bottoli made recommendations to the Board as to the number of shares to be subject to the options and their vesting schedule. The Board then developed a program designating the number of shares to be subject to such stock options, which was dependent on the employee's position at the Company. The vesting schedules applicable to the March 2005 stock option grants are identical among all employees who were granted options in March 2005, and the vesting schedules of all options granted subsequent to March 2005 are consistent with those granted in March 2005. We anticipate that Mr. Bottoli will continue to make recommendations with respect to grants of equity-based compensation.

        The exercise price of stock options is determined by the Audit Committee at the time of grant of the option, taking into account all relevant factors necessary to or desirable to carry out the purposes of the plan. Generally, employees who are U.S. taxpayers are granted stock options with an exercise price that is no less than the fair market value of the Company's common stock on the date of grant, in order that the stock option grants will not be subject to the additional tax and penalties provided under Section 409A of the IRC. The exercise price of stock options granted to employees who are not U.S. taxpayers may be less than the fair market value of the Company's common stock on the date of grant; in such cases, the Company books the appropriate compensation expense. During fiscal year 2005, options granted during 2004 to Stonebridge Development Limited ("Stonebridge") on behalf of Mr. Bottoli, and to Mr. Wiley and other U.S. option holders with an exercise price lower than the fair market value of the shares on the date of grant were amended to increase the exercise price of a portion of the option to 100% of the fair market value of the shares on the original date of grant of the options (see the discussion of the Stonebridge stock option below at "Employee Stock Option Agreements and Plans—Stonebridge Stock Option Agreement"). In order to compensate these option holders for this increase of the exercise price of their options, Stonebridge, Mr. Wiley and the other U.S. option holders were each granted a deferred compensation award under the 1999 Plan with an initial value equal to the amount by which the exercise price of the option was increased. The deferred compensation awards may be paid, at the Company's election, in cash or stock. The material terms of the deferred compensation awards are discussed in further detail following the table entitled "Non-Qualified Deferred Compensation of Executive Directors and Certain Executive Officers during Fiscal Year 2007."

        On December 20, 2006, the Board of Directors of the Company approved a special cash distribution in an aggregate amount of $175 million (the "Distribution") consisting of dividends on the Company's common stock and convertible preferred stock. The dividend per share of common stock paid in connection with the Distribution was approximately $0.23. In connection with the Distribution, pursuant to the anti-dilution provisions of the 1999 Plan, each of the Company's option holders who held vested stock options that were granted under the 1999 Plan on or after March 17, 2005, including each of the named executive officers (or, in the case of Mr. Bottoli, Stonebridge), received an anti-dilution payment in cash equal to the number of vested stock options held by such option holder, multiplied by the amount of the dividend per common share paid in connection with the Distribution. In addition, the exercise price of each unvested stock option and any vested stock option granted prior to March 17, 2005 held by any option holder, including each named executive officer (or, in the case of Mr. Bottoli, the Stonebridge option), was reduced by the amount of the dividend per common share paid in connection with the Distribution.

  Retirement Benefits

        Most of our U.S. employees, including Mr. Wiley, participate in the Samsonite Employee Retirement Income Plan (the "Pension Plan"). Mr. Wiley also participates in the Company's

Supplementary Executive Retirement Plan (the "SERP"). The Pension Plan is a tax-qualified defined benefit plan that provides benefits to the participants retiring at normal retirement age calculated based on years of service and average compensation (as defined under the Pension Plan), net of offsets for Social Security benefits. The SERP, which is a nonqualified unfunded plan, was adopted on December 1, 1995 and provides to eligible executives retirement benefits calculated by reference to compensation in excess of Internal Revenue Code maximums for tax-qualified plans.

        Samsonite has adopted defined contribution supplemental retirement plans to cover many of its non-U.S. employees, including, in Belgium, Mr. Matton and in the U.K., Mr. Mackay. The employer and, in some cases, the employee, make contributions to these plans that are calculated as a percentage of base compensation.

        Further information concerning these plans may be found at "Samsonite Defined Benefit Retirement Programs" below.

  Perquisites and Other Personal Benefits

        The Company provides the named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

        We have established an expatriation policy pursuant to which selected participants (which included, during fiscal year 2007, Messrs. Wiley and Matton) are reimbursed for certain expenses incurred in connection with work assignment outside his or her home country. Benefits provided under this policy include, among other things, moving expenses, tax equalization payments, continued participation in home country employee benefit plans and governmental social security-type programs (where permitted by law), a car allowance or lease, a housing allowance, a cost-of-living allowance expressed as the differential between home and host country expenses, tuition assistance and reimbursement of repatriation expenses. Certain of the benefits provided under this policy, such as the housing allowance, cost-of-living allowance and tuition assistance, are paid in full for three years and phased out during the next two years thereafter.

        Attributed costs of the perquisites and personal benefits for the named executive officers for the fiscal year ended January 31, 2007 are included in the "Summary Compensation Table for Executive Directors and Certain Executive Officers in Fiscal Year 2007" below.

Report of the Compensation Committee on Executive Compensation for Fiscal Year 2007

        The Compensation Committee, the Executive Committee (solely with respect to SAPP) and the Audit Committee (solely with respect to equity compensation) of the Board of Directors of the Company have reviewed and discussed the above Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee, the Executive Committee (solely with respect to SAPP) and the Audit Committee (solely with respect to equity compensation) recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

                      THE COMPENSATION COMMITTEE and
                      THE EXECUTIVE COMMITTEE (solely with
                      respect to SAPP)
                      Ferdinando Grimaldi Quartieri
                      Antony P. Ressler
                      Lee Sienna

                      May 16, 2007

                      THE AUDIT COMMITTEE (solely with respect to
                      equity compensation)
                      Charles J. Philippin
                      Donald L. Triggs
                      Richard T. Warner

                      May 16, 2007

Summary Compensation Table for Executive Directors and Certain Executive Officers in Fiscal Year 2007

        The table below sets forth the compensation earned for services rendered to us during fiscal year 2007 by our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers serving in such capacity as of the end of fiscal year 2007 (these executive officers being referred to as our "named executive officers").

Name and Principal Position	Salary/ Fees ($)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change In Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(8)	Total ($)(9)
Marcello Bottoli President and Chief Executive Officer(1)	598,896	1,662,125	631,166	N/A	2,912,030	5,804,217
Richard H. Wiley Chief Financial Officer, Treasurer and Secretary	374,774	340,884	106,618	47,866(7)	855,404	1,677,680
Marc Matton Chief Supply Officer(2)	327,113	203,977	101,091	N/A	383,352	1,015,533
Quentin Mackay Creative Director(3)	266,323	220,807	82,304	N/A	260,433	829,867
Ramesh Tainwala Chief Operating Officer of Samsonite South Asia Pvt. Ltd. and General Manager of Samsonite Middle East FZCO(4)	252,550	203,977	16,798	N/A	335,724	809,049

(1)
Certain amounts earned by Mr. Bottoli were calculated in euros. For purposes of this disclosure, amounts in euros have been converted into US dollars at a rate of 1.25949, the average of the daily euro-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007.

(2)
Amounts earned by Mr. Matton were calculated in euros. For purposes of this disclosure, amounts in euros have been converted into US dollars at a rate of 1.25949, the average of the daily euro-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007.

(3)
Amounts earned by Mr. Mackay were calculated in British pounds sterling. For purposes of this disclosure, amounts paid or credited in pounds sterling have been converted into US dollars at a rate of 1.8469, the average of the daily pound-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007.

(4)
Amounts earned by Mr. Tainwala were calculated in Indian rupees. For purposes of this disclosure, amounts paid or credited in rupees have been converted into US dollars at a rate of 0.02215, the average of the daily rupee-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007.

(5)
Represents the US dollar amount recognized for financial statement reporting purposes with respect to the Company's fiscal year ending January 31, 2007, disregarding for this purpose any estimates of forfeiture related to service-based vesting conditions. For information concerning the assumptions used in these calculations, see Note 13 of the Company's consolidated financials for the fiscal year ending January 31, 2007.

(6)
Represents amounts paid pursuant to the Company's Superior Annual Performance Program, or "SAPP", for Fiscal Year 2007. The SAPP is described in further detail above, under "Compensation Discussion and Analysis—Annual Cash Incentive Bonuses" and in the text following the table entitled "Grants of Plan-Based Awards to Executive Directors and Certain Executive Officers During Fiscal Year 2007" below.

(7)
Represents the aggregate change during fiscal year 2007 in the actuarial present value of Mr. Wiley's accumulated benefits under the U.S. Pension Plan and the SERP.

(8)
Represents the following: (i) for Mr. Bottoli, a payment equal to $71,582 in lieu of participation in the Company's tax-qualified and non-qualified retirement plans, as provided in the Bottoli agreement (described below under "—Service

  Contracts of Executive Directors and Certain Executive Officers—Employment Agreement with Marcello Bottoli"), payment of $13,995 in life insurance premiums, a $2,815,812 dividend equivalent paid to Stonebridge with respect to vested stock options held by Stonebridge, and a $10,641 car allowance; (ii) for Mr. Wiley, payment of $1,837 in life insurance premiums, payment of a $457,569 dividend equivalent with respect to vested stock options, a matching contribution of $10,406 under the Company's tax-qualified defined contribution plan, $13,852 as payment of Mr. Wiley's total medical and dental premiums, and the following payments and benefits pursuant to the Company's expatriation policy—reimbursement of $107,182 in moving expenses, reimbursement of $57,237 for tuition for his children, a $11,061 car allowance, an aggregate of $188,312 in combined housing and cost of living allowances, payments totaling $5,531 in respect of taxes incurred by Mr. Wiley from the reimbursement of his moving expenses and cost-of-living and housing allowances, and $2,417 as the cost of the personal use of a Company vehicle; (iii) for Mr. Matton, payment of $8,656 in life insurance premiums, payment of a $228,785 dividend equivalent with respect to vested stock options, and the following payments and benefits pursuant to the Company's expatriation policy—a $129,633 housing allowance, reimbursement of $13,644 of moving expenses and $2,634 for personal use of a Company vehicle; (iv) for Mr. Mackay, payment of $11,170 in life insurance premiums, payment of a $228,785 dividend equivalent with respect to vested stock options, and $20,478 in respect of an automobile lease, and (v) for Mr. Tainwala, payment of a $228,785 dividend equivalent with respect to vested stock options, a housing allowance of $79,740; $1,162 in reimbursement of his and his family's medical expenses, $5,990 in reimbursement of family holiday travel, and $20,047 in respect of auto and driver expenses.

(9)
Represents the sum of all amounts shown in this table less the amount set forth in the column entitled "Change in Pension Value and Non-qualified Deferred Compensation Earnings."

Grants of Plan-Based Awards to Executive Directors and Certain Executive Officers During Fiscal Year 2007

        The table below sets forth information concerning plan-based awards granted to our named executive officers during fiscal year 2007 under the Company's Superior Annual Performance Program, or "SAPP", for 2007. The US dollar value of amounts actually earned by the named executive officers under SAPP for 2007 are set forth in the summary compensation table above, in the column entitled "Non-Equity Incentive Plan Compensation."

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold ($)	Target ($)	Maximum ($)
Marcello Bottoli	0	720,000	2,524,950
Richard H. Wiley	0	138,000	483,949
Marc Matton	0	124,665	437,184
Quentin Mackay	0	109,050	382,424
Ramesh Tainwala	0	83,950	295,035

(1)
All or a portion of the amounts shown in this table with respect to Messrs. Bottoli and Matton were calculated and paid in euros; for purposes of this disclosure, amounts in euros have been converted into US dollars at a rate of 1.25949, the average of the daily euro-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007. Amounts with respect to Mr. Tainwala were calculated and paid in Indian rupees; for purposes of this disclosure, amounts in rupees have been converted into US dollars at a rate of 0.02215, the average of the daily rupee-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007. Amounts with respect to Mr. Mackay were calculated and paid in British pounds sterling; for purposes of this disclosure, amounts in pounds sterling have been converted into US dollars at a rate of 1.8469, the average of the daily pound-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007.

Superior Annual Performance Program for FY 2007

        We adopt each year an annual cash incentive program in which all of our top executives, including the named executive officers, participate. The operation of our Superior Annual Performance Program, or "SAPP," with respect to fiscal year 2007 is described in detail above in the Compensation Discussion and Analysis. If prior to payment of a SAPP participant's bonus the participant's employment is terminated for cause or the participant voluntarily resigns from the Company, all rights to any payment under SAPP are forfeited. Payments under SAPP will be prorated for partial years of service in the event of any other termination of employment during the fiscal year.

Service Contracts of Executive Directors and Certain Executive Officers

        We set out below a summary of key provisions of the service agreements and related agreements we have entered into with our named executive officers. A summary of the terms of our contract with Mr. Allan, one of our directors, is set forth following the table entitled "Non-Executive Director Compensation Table for Fiscal Year 2007."

(a)   Employment Agreement with Marcello Bottoli

  (i)
  The Company entered into an Employment Agreement with Mr. Bottoli, or the Bottoli Agreement, effective as of March 3, 2004, and amended and restated as of May 11, 2005. The Bottoli Agreement will continue for an indefinite period, provided that the agreement will terminate immediately upon either Mr. Bottoli's death or disability or upon the Board's good faith determination that Mr. Bottoli should be terminated for cause, and the agreement will terminate upon 45 days' prior written notice of either Mr. Bottoli's resignation or the Board's good faith determination that Mr. Bottoli should be terminated without cause. Under the Bottoli Agreement, Mr. Bottoli is obligated to devote full time to our affairs, except that he may spend up to seven days per year on activities related to service on the board of directors of Ratti S.p.A., an Italian company. The Bottoli Agreement provides for an annual base salary that is subject to annual review by the Board and a target annual bonus under SAPP of €600,000 (up to a maximum of €800,000) based on the Board's assessment of Mr. Bottoli's performance as measured against performance targets to be agreed upon between the Board and Mr. Bottoli on an annual basis. Mr. Bottoli does not participate in any of the Company's retirement plans. However, the Bottoli Agreement provides that Mr. Bottoli will receive each year an amount equal to the sum of: (i) the amount he would otherwise accrue if he did participate in the Samsonite Pension Plan and the SERP (provided that for the purposes of such calculation no compensation maximum limits will apply and he will be deemed to have a base salary equal to his then current salary plus €100,000); plus (ii) in lieu of 401(k) plan participation, $6,500 for 2004, $7,000 for 2005, $7,500 for 2006, and $7,500 indexed for inflation for years after 2006. Mr. Bottoli may be obligated to repay to us a percentage of the payments described in the prior sentence if prior to March 3, 2009 his employment terminates other than in connection with the bankruptcy of the Company. In such event, Mr. Bottoli would be required to repay 80 per cent of such amount if his employment terminates on or after March 3, 2005, with the repayment percentage declining 20 per cent per year, to 0 per cent if his employment terminates on or after March 3, 2009.

  (ii)
  The Bottoli Agreement provides that it is the parties' intent that we nominate Mr. Bottoli to our Board of Directors at all regular elections of Directors occurring during his employment. The Sponsors' Stockholders Agreement contains a similar provision requiring the parties thereto to take action to cause our Chief Executive Officer to be elected to the Board of Directors, subject to any then applicable requirements of any securities exchange or regulatory authority.

  (iii)
  On May 11, 2005, Samsonite Europe and Mr. Bottoli executed a Management Agreement, with an effective date of June 25, 2004, and in connection therewith, on May 12, 2005 Mr. Bottoli and the Company executed a letter of understanding regarding the Management Agreement. Under the Management Agreement, Mr. Bottoli serves as managing director of Samsonite Europe, in charge of the day-to-day management of Samsonite Europe and its subsidiaries, in exchange for an annual management fee of €100,000. The Management Agreement provides that Samsonite Europe will provide an automobile for Mr. Bottoli's business use with aggregate annual expenses not to exceed €25,000, and during such time as his place of work is Oudenaarde, Belgium, Samsonite Europe will (i) rent an apartment for his use with annual expenses not to exceed €25,000; and (ii) reimburse him for professional travel to and from Oudenaarde in an aggregate amount not to exceed €25,000 annually. The Management Agreement provides for group medical insurance and for the participation of Mr. Bottoli in all Samsonite Europe benefit programs for which directors of Samsonite Europe are generally eligible. While the Management Agreement provides that the agreement may be terminated by Samsonite Europe or Mr. Bottoli upon 45 days prior written notice to the other party, the letter of understanding provides that, notwithstanding the terms of the Management Agreement, we shall cause Samsonite Europe not to terminate the Management Agreement unless and until the Bottoli Agreement is terminated. In connection with entering into the Management Agreement, Mr. Bottoli and Samsonite Europe terminated, as of the date it was originally entered into, a Consulting Agreement dated as of March 3, 2004 (and a letter agreement of similar effect to the letter of understanding) pursuant to which he was to provide consulting services to Samsonite Europe.

  (iv)
  A description of the severance and other post-termination provisions of the Bottoli Agreement, the Management Agreement and letter of understanding regarding the Management Agreement is set forth at "Potential Payments upon Termination or Change in Control—Termination of Employment" below.

(b)   Richard H. Wiley Employment Agreement

The Company entered into an employment agreement with Mr. Wiley, or the Wiley Agreement, effective as of February 1, 2001 for successive one-year periods ending on January 31, 2002 and for each year thereafter; provided that the term will end on the last day of a contract year if we give Mr. Wiley written notice of our intention not to extend the agreement not less than six months from the end of a contract year. The Wiley Agreement provides that the Board may increase the base salary payable to Mr. Wiley. The Wiley Agreement provides for payment of an incentive bonus of up to 75 per cent of annual base salary if we attain certain annual performance goals and Mr. Wiley completes certain annual projects prescribed by the Board; however, it has since been determined that Mr. Wiley would instead participate in the SAPP or other annual cash bonus program developed by the Company. The Wiley Agreement provides for participation of Mr. Wiley in all of our pension, welfare, savings, and other benefit and insurance plans on the same basis as our other executive officers in the United States. A description of the severance and other post-termination provisions of the Wiley Agreement is set forth at "Potential Payments upon Termination or Change in Control—Termination of Employment" below.

(c)   Marc Matton Employment Agreements

Samsonite Europe entered in an Employment Agreement with Mr. Matton, the Matton Agreement, effective as of October 1, 2000. Under the Matton Agreement, Mr. Matton is obligated to devote his full time to the performance of services for Samsonite Europe. The Matton Agreement provides for an annual base salary of €200,000. The Matton Agreement provides that the Board of Samsonite Europe may increase the base salary payable to Mr. Matton. Mr. Matton is also entitled under the Matton Agreement to receive an annual incentive bonus in an amount up to 75 per cent of annual base salary; however the Compensation Committee has since determined that Mr. Matton would instead participate in SAPP. The Matton Agreement provides for participation of Mr. Matton in Samsonite Europe N.V.'s pension plan and other benefit arrangements, including medical care, reimbursement for car expenses, participation in the stock option plan and travel insurance policies. The Matton Agreement expires on February 12, 2009. Mr. Matton has also entered into customary, summary employment contracts with Samsonite Europe N.V. with respect to his services to Samsonite performed in Belgium, the Netherlands and Germany. A description of the severance and other post-termination provisions applicable to Mr. Matton are set forth at "Potential Payments upon Termination or Change in Control—Termination of Employment" below.

(d)   Quentin Mackay Employment Contract

The Company entered into an Employment Contract with Quentin Mackay, the Mackay Agreement, effective February 1, 2005, under which Mr. Mackay agreed to serve as our Creative Director. The Mackay Agreement is for an indefinite term. Mr. Mackay is a participant in SAPP and the Mackay Agreement provides for an initial grant of stock options, medical insurance and other employee benefits and perquisites, including a car allowance and his optional participation in the Samsonite U.K. retirement plan. A description of the severance and other post-termination provisions of the Mackay Agreement is set forth at "Potential Payments upon Termination or Change in Control—Termination of Employment" below.

(e)   Ramesh Tainwala Employment Agreement

The Company entered into an employment agreement with Mr. Tainwala, the Tainwala Agreement, dated January 1, 2007, under which Mr. Tainwala agreed to serve as General Manager of Samsonite Middle East FZCO. Mr. Tainwala also continues to serve as the Chief Operating Officer of Samsonite South Asia Private Limited. The Tainwala Agreement has a term of five years, unless earlier terminated by our board of directors. The Tainwala Agreement does not specify Mr. Tainwala's salary or bonus, but does provide for certain benefits and perquisites, some of which are described in footnote 8 to the Summary Compensation Table for 2007. Under the Tainwala Agreement, Mr. Tainwala is required to devote substantially all of his time and attention to his duties, provided, that he may continue to act as a director of Tainwala group companies so long as this does not affect his obligations to Samsonite. A description of the termination provisions and restrictive covenants of the Tainwala Agreement is set forth at "Potential Payments upon Termination or Change in Control—Termination of Employment" below.

Outstanding Equity Awards to Executive Directors and Certain Executive Officers as of End of Fiscal Year 2007

        The following table presents information concerning options to purchase shares held by the named executive officers as of January 31, 2007.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)	Option Expiration Date
Marcello Bottoli(1)	6,000,000 6,000,000 — —	— — 9,000,000 9,000,000	0.700 0.665 0.465 0.430	3/3/2014 3/3/2014 3/3/2014 3/3/2014
Richard H. Wiley(2)	5,732 15,000 25,000 26,250 10,000 1,950,000 —	— — — 78,750 — — 4,050,000	9.77 9.14 4.77 5.77 5.52 0.665 0.430	2/1/2007 7/15/2008 3/24/2009 11/12/2009 2/8/2010 3/17/2015 3/17/2015
Marc Matton(2)	8,000 8,000 17,500 4,000 975,000 —	— — 52,500 — — 2,025,000	9.14 4.77 5.77 5.52 0.525 0.290	7/15/2008 3/24/2009 11/12/2009 2/8/2010 3/17/2015 3/17/2015
Quentin Mackay(2)	975,000 —	— 2,025,000	0.525 0.290	3/17/2015 3/17/2015
Ramesh Tainwala(2)	9,000 975,000 —	— — 2,025,000	2.55 0.525 0.290	3/26/2011 3/17/2015 3/17/2015

(1)
For Mr. Bottoli, the information in this table concerns the Stonebridge option (described in more detail below, at "—Stonebridge Stock Option Agreement"). Performance targets relating to the vesting of the Stonebridge option have been met, such that the option will continue to become vested on the basis of passage of time, with 20% of Tier I and Tier II of the option becoming vested on each of the first five anniversaries of the commencement of Mr. Bottoli's employment with Samsonite, subject to his continued employment. Any then-unvested portion of the Stonebridge option will become fully vested (i) upon a change in control (as defined in the Stonebridge option agreement) or (ii) upon termination of Mr. Bottoli's employment with Samsonite for good reason (as defined in the Stonebridge option agreement) if in the immediately prior fiscal year Samsonite achieved EBITDA (interest before interest, taxes, depreciation and amortization) that was in excess of the agreed upon performance model for that fiscal year.

(2)
The named executive officers other than Mr. Bottoli were each granted a stock option on March 17, 2005. Each such option vests in two tiers: Tier I, covering one-half of the shares subject to the option, vests in 5 equal installments, with the first installment vested on the date of grant and the remaining four installments vesting on each of the first four anniversaries of the date of grant; and Tier II, covering one-half of the shares subject to the option, vests in four equal installments, with the first installment vesting on the second anniversary of the date of grant and the next three installments vesting on each of the next three anniversaries of the date of grant. Vesting of the options is generally subject to the executive's being employed with the Company and its subsidiaries as of each vesting date. All of such options vest in full upon a change of control of the Company (as defined in the agreements evidencing the options).

Options of Executive Directors and Certain Executive Officers Exercised during Fiscal Year 2007

        None of our named executive officers exercised stock options during fiscal year 2007.

Employee Equity Agreements and Plans

        We set out below a summary of the key provisions of the employee share schemes to which we are a party.

(a)   Stonebridge Stock Option Agreement

  (i)
  Stonebridge is a British Virgin Islands corporation formed by a trust established by Marcello Bottoli, our Chief Executive Officer, for the benefit of himself and his family. The Stock Option Agreement with Stonebridge dated April 19, 2004, granted the Stonebridge options in two tiers: Tier One—15,000,000 shares with an exercise price of $0.35 per Share; and Tier Two—15,000,000 shares with an exercise price of $0.70 per Share. Since the date of original grant of the Stonebridge Option, the agreement has been amended twice: on March 17, 2005, the Stonebridge Option Agreement was amended to adjust the exercise price such that the new exercise price for Tier One options was $0.665 per Share and for Tier Two Options was $0.70 per Share; and in connection with the Distribution (described at "—Compensation Discussion and Analysis—Equity Compensation" above), the exercise price of the unvested portions of Tier One and Tier Two of the Stonebridge Option were each reduced by approximately $0.23 per Share.

  (ii)
  The Stonebridge option has a ten-year term (subject to earlier termination), is non-transferable, and may be exercised only by the grantee. The number of shares subject to the Stonebridge option and the exercise price for the shares are subject to equitable adjustment as provided in our Fiscal Year 1999 Stock Option and Incentive Award Plan, or the 1999 Plan; provided, that if we issue shares at a price below $0.52 per Share and our prior year's EBITDA (earnings before interest, taxes, depreciation and amortisation) exceeded the performance model as agreed to between us and Mr. Bottoli, the Stonebridge option will be adjusted to compensate for the dilution. Vesting of the Stonebridge Option originally also was subject to the attainment of performance goals, which have been attained. Upon a "change in control" (as defined in the Stonebridge option), all unvested portions of the Stonebridge option will become immediately vested.

  (iii)
  The shares that may be issued pursuant to the exercise of the Stonebridge option are to be subject to the terms of the CEO Stockholders Agreement (described at "—Certain Relationships and Related Transactions—Executive Stockholders Agreement and CEO Stockholders Agreement" below.) The shares to be subject to the Stonebridge option are not currently registered, and the Stonebridge option contains provisions relating to the grantee's rights, under certain circumstances, to require us to register, under the Securities Act, those shares that are purchased pursuant to the exercise of the Stonebridge option.

  (iv)
  If Mr. Bottoli resigns from his position as Chief Executive Officer for good reason, the unvested portion of the Stonebridge option will be cancelled; provided, however, that if, in the fiscal year immediately preceding his resignation we achieve EBITDA that exceeded the performance model as agreed to between us and Mr. Bottoli, then any unvested portion of the Stonebridge option shall become fully vested. If Mr. Bottoli's employment with us is terminated for cause, the Stonebridge option will automatically terminate and be cancelled in its entirety. If Mr. Bottoli's employment is terminated by us for any reason other than for cause, the vested portion of the Stonebridge option will remain exercisable for 90 days following the date of termination (or until the expiration of the ten year term, if sooner). If within one year following a change in control, Mr. Bottoli's employment with us is terminated in a change in control termination, the Stonebridge option will remain exercisable for 90 days following the date of termination (or until the expiration of the ten-year option term, if sooner). If Mr. Bottoli's employment with us is terminated other than (i) by his resignation for good reason or (ii) his termination other than for cause, and Mr. Bottoli dies or suffers from a permanent disability within 90 days after termination, then the post-termination exercise period will be extended to one year from the date of disability or death (or until the expiration of the ten-year term, if sooner).

  (v)
  If Mr. Bottoli is no longer employed as our Chief Executive Officer for any reason, we have the right to repurchase the shares Stonebridge would have acquired through the exercise of the Stonebridge option, as follows: (i) for the 30-day period following the date of termination, the grantee may exercise any vested portion of the Stonebridge option on a cashless basis to the extent that the fair market value of our shares is greater than the exercise price of such vested portion; (ii) if the grantee does not exercise the Stonebridge option as described in clause (i) and in the event that Mr. Bottoli has been terminated without cause or because of his death or disability, or if Mr. Bottoli has resigned for good reason, the then-outstanding Stonebridge option may be acquired by us at fair market value; and (iii) in all other circumstances of Mr. Bottoli's termination, the then-outstanding Stonebridge option automatically terminates on the thirty-first day following the termination date.

  (vi)
  The Stonebridge option contains a provision that allows the grantee, after the completion of certain types of underwritten public offerings for our shares, to receive cash, rather than shares, upon exercise of some or all of the options. The election to receive cash in lieu of shares is available to the grantee after an underwritten public offering, or "Approved IPO": (i) at an offering price not less than 225 per cent of the then conversion price of our 2003 convertible preferred stock; (ii) with net proceeds to us or selling stockholders of at least $100 million; and (iii) that would result in either a sale of at least 17.5 per cent of the shares (treating the preferred stock as converted to shares) or an issuance of newly issued shares that, together with sales of stock by selling stockholders, would have the effect of reducing the voting power of the equity sponsors by at least 17.5 per cent. The amount of cash received by the grantee upon such an election would be equal to the difference between the fair market value of the option shares and the aggregate exercise price of such option shares. We currently anticipate that the global offering will constitute an Approved IPO for purposes of the Stonebridge option.

(b)   Terms of Stock Option Grants to Named Executive Officers

The named executive officers other than Mr. Bottoli were each granted a stock option on March 17, 2005. The number of shares subject to such options, the term and exercise price thereof and a discussion of the vesting provisions applicable thereto are set forth in and as a footnote to the table above entitled "Outstanding Equity Awards to Executive Directors and Certain Executive Officers as of End of Fiscal Year 2007". Shares acquired by the executives pursuant to the exercise of these options will be subject to the Executive Stockholders Agreement. The option agreements evidencing these stock options provide that the executive is subject to certain restrictive covenants concerning non-competition and confidentiality of information.

All stock options held by the named executive officers which were granted prior to the March 17, 2005 grant are fully vested and exercisable.

(c)   Amendments to Stock Option Agreements

In connection with the various arrangements being put in place for the proposed offering, we have agreed with our Major Stockholders to amend the terms of the Stonebridge option and each option award granted on or after March 17, 2005, to provide, conditional upon Admission, that if, during the 12 months immediately following Admission, (i) one or more of our Major Stockholders sells or otherwise disposes of any or all of its holdings of Samsonite securities and, following that sale, (ii) the employee's service with Samsonite terminates other than in a termination by Samsonite for cause, then rather than having 90 days to exercise vested options, the employee will be permitted to exercise vested options until the later of the 90th day following termination or the day that is 13 months following Admission (subject in each case to the expiration of the term of the option).

(d)   1995 Stock Option and Incentive Award Plan

Effective October 18, 2005, no more awards may be granted under the 1995 Stock Option and Incentive Award Plan (the "1995 Plan"). The 1995 Plan provided for the issuance of a variety of awards, including tax qualified incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards or other forms of awards consistent with the purposes of the plan. As of May 1, 2007, options for 378,196 shares were outstanding under the 1995 Plan at option exercise prices ranging from approximately $4.77 to $9.77 per Share.

(e)   Samsonite Corporation Amended and Restated Fiscal Year 1999 Stock Option and Incentive Award Plan

We have reserved 95,000,000 shares for issuance under the 1999 Plan. The 1999 Plan provides for the issuance of a variety of awards, including tax qualified incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, and other stock-based awards (including deferred compensation payable in shares). The 1999 Plan is administered by the Audit Committee which has full authority to determine, among other things, the persons to whom awards under the 1999 Plan will be made, the number of shares subject to the awards, and the specific terms and conditions applicable to awards. Stock options granted under the 1999 Plan will have an exercise period of not more than ten years. As of May 1, 2007, options for 71,469,500 shares were outstanding under the 1999 Plan at option prices ranging from approximately $0.29 to $5.52 per Share. The Company intends that, subject to Admission, no further options will be granted under the 1999 Plan.

(f)    2007 Equity Incentive Plan

  (i)
  Prior to Admission, we plan to adopt, and seek stockholder approval of, the Samsonite Corporation 2007 Equity Incentive Plan, or the 2007 Plan. We intend that the 2007 Plan will take effect upon the later to occur of its adoption by the Board and the admission date. The 2007 Plan provides for the grant of equity-based awards, including stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, and other equity-based awards to our directors, officers and other employees, advisors and consultants and those of our subsidiaries who are selected by the Compensation Committee for participation.

  (ii)
  The 2007 Plan will be administered by the Compensation Committee, which has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards. Awards may be granted under the 2007 Plan following admission to trading on the London stock exchange, and then only during a specified grant period, defined as the 42-day period commencing on the date of the announcement of the Company's results for any financial period, or the 42-day period commencing on the date on which the

    Compensation Committee resolves that exceptional circumstances have arisen which justify granting awards outside this period. The Compensation Committee is authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the 2007 Plan and any awards granted under the 2007 Plan and to make all other determinations necessary or advisable for the administration of the 2007 Plan. Where the vesting or payment of an award under the 2007 Plan is subject to the attainment of performance goals, the Compensation Committee will be responsible for certifying that the performance goals have been attained. Neither the Compensation Committee nor the Board of Directors has the authority under the 2007 Plan to take any action that (i) would lower the exercise, base or purchase price of any award granted thereunder, (ii) amend the limits on individual participation thereunder, (iii) amend the number of shares available for awards thereunder or (iv) amend the provisions with respect to administration of the 2007 Plan, without, in any case, first obtaining the approval of our stockholders.

  (iii)
  A maximum of 20,000,000 shares will be available for awards under the 2007 Plan, subject to adjustment as described below. A maximum of 20,000,000 shares may be made subject to options intended to be "incentive stock options" under the U.S. Internal Revenue Code of 1986, as amended (the "IRC"). A maximum of 10,000,000 shares may be made subject to awards granted to any participant in any calendar year. Shares issued under the 2007 Plan may be authorized but unissued shares or treasury shares. If any shares subject to an award granted under the 2007 Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares, or if shares are surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award, those shares will again be available for awards under the plan. Upon the exercise of any award granted under the 2007 Plan in tandem with any other award, the related award will be cancelled to the extent of the number of shares as to which the award is exercised and such shares will not again be available for awards under the plan. In the event that the Compensation Committee determines that any corporate event, such as a dividend or other distribution, recapitalization, stock split, reorganization, merger, spin-off or the like, affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of plan participants, then the Compensation Committee will make those adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with future awards, (ii) the number and kind of shares or other property that may be issued under outstanding awards, (iii) the exercise price or purchase price of any outstanding award, (iv) the performance goals applicable to outstanding awards and (v) the individual share limitations applicable to awards granted under the 2007 Plan. In any financial year of the Company, any award granted to any individual under the 2007 Plan will be limited such that immediately after the grant of the award, the aggregate fair market value (as defined in the 2007 Plan) of the shares of common stock subject to the award, when added to the aggregate fair market value of the shares of common stock subject to any other awards granted to the participant in that financial year, will not exceed an amount equal to four times the annual base salary (excluding bonuses and benefits) of the participant on the date of grant of the award. This individual limitation may be exceeded in exceptional circumstances except with respect to any participant whose compensation is determined to be subject to Section 162(m) of the IRC.

  (iv)
  The 2007 Plan provides that the vesting or payment of an award will be subject to the attainment of performance goals. The Compensation Committee may base performance goals on one or more of the following criteria, determined in accordance with generally accepted accounting principles ("GAAP") or such other standards prevailing at the time of their measurement, where applicable:

    •
    pre-tax income or after-tax income;

    •
    operating or profit margins;

    •
    return on equity, assets, capital or investment;

    •
    earnings or book value per share

    •
    sales or revenues;

    •
    operating expenses;

    •
    stock price appreciation;

    •
    cash flow;

    •
    strategic business targets or objectives;

    •
    non-GAAP financial measures such as EBITDA or total shareholder return; or

    •
    implementation or completion of critical projects or processes.

  The performance goals may be expressed in terms of attaining a specified level of the particular criterion, or an increase or decrease in the particular criterion, and may be applied to the Company or a subsidiary or division or strategic business units of the Company. The Compensation Committee has the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events, in response to changes in laws or regulations or to account for extraordinary or unusual events. Where an award under the 2007 Plan is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the IRC and has been made subject to a performance goal, no compensation may be paid under such award unless and until the Compensation Committee certifies that the goal has been attained.

  (v)
  The terms and conditions of stock options granted under the 2007 Plan will be determined by the Compensation Committee and set forth in an award agreement. Stock options granted under the 2007 Plan may be "incentive stock options" within the meaning of Section 422 of the IRC, or non-qualified stock options. SARs confer on the participant the right to receive an amount, in cash or shares of our common stock, equal to the excess of the fair market value of a share of stock on the date of exercise over the grant price of the SAR, and may be granted alone or in tandem with another award. The exercise price of an option or SAR granted under the 2007 Plan will not be less than the fair market value of our common stock on the date of grant. The term of an option or SAR granted under the 2007 Plan may not exceed 10 years from the date of grant. The grant price of an SAR granted in tandem with a stock option will be the same as the stock option to which the SAR relates. The vesting of a stock option or SAR will be subject to such other conditions as the Compensation Committee may determine, which may include the attainment of one or more performance goals.

  (vi)
  The terms and conditions of awards of restricted stock and restricted stock units granted under the 2007 Plan will be determined by the Compensation Committee and set forth in an award agreement. A restricted stock unit confers on the participant the right to receive a share of our common stock or its equivalent value in cash, in the discretion of the Compensation Committee. These awards will be subject to restrictions on transferability which will lapse under those circumstances that the Compensation Committee may determine, which may include the attainment of one or more performance goals. The Compensation Committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards.

  (vii)
  The plan also provides for other equity-based awards, the form and terms of which will be as determined by the Compensation Committee, consistent with the purposes of the plan. The vesting, value or payment of one of these awards may be made subject to the attainment of one or more performance goal.

  (viii)
  Unless otherwise determined by the Compensation Committee and set forth in an Award Agreement, all then-outstanding awards under the 2007 Plan will become vested and/or exercisable on a pro-rata basis on the day immediately preceding the date on which a Change in Control (as defined in the 2007 Plan) occurs, based on the actual achievement of the relevant performance goal(s) as of the day immediately preceding the date on which the Change in Control occurs. The Compensation Committee may in its discretion decide not to accelerate the vesting and/or exercisability of an award in connection with a Change in Control if it regards the acceleration as inappropriate under the circumstances.

  (ix)
  The Compensation Committee has the authority under the 2007 Plan to establish such procedures and programs that it deems appropriate to provide participants with the ability to defer the receipt of cash, common stock or other property payable with respect to awards granted under the plan.

  (x)
  Unless earlier terminated, the 2007 Plan will expire on the tenth anniversary of its effective date. Our Board of Directors or the Compensation Committee may at any time amend, suspend or terminate the 2007 Plan in whole or in part. No amendment that requires shareholder approval in order for the 2007 Plan to continue to comply with Section 162(m) of the IRC or any other applicable law will be effective unless the approval is obtained. In addition, no amendment or termination of the 2007 Plan will affect adversely the rights of any participant who has an outstanding award under the plan without the participant's consent.

Pension Benefits of Executive Directors and Certain Executive Officers during Fiscal Year 2007

        The following table sets forth information concerning benefits accrued by our named executive officers during fiscal year 2007 under each of our defined benefit pension plans in which they participate.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Marcello Bottoli	N/A	N/A	N/A		N/A
Richard H. Wiley	US Pension Plan SERP	11.58 11.58	159,246 126,303	(2) (2)	0 0
Marc Matton	N/A	N/A	N/A		N/A
Quentin Mackay	N/A	N/A	N/A		N/A
Ramesh Tainwala	N/A	N/A	N/A		N/A

(1)
Messrs. Bottoli and Tainwala do not participate in any of the retirement programs sponsored by the Company. Messrs. Matton and Mackay do not participate in any defined benefit retirement plan sponsored by the Company.

(2)
The assumptions used in the present value calculations are the same assumptions used for the disclosure as of the end of fiscal year 2006, that is, the present values were calculated using a discount rate of 5.75% and the RP-2000, combined annuitant/non-annuitant mortality table, with no collar, projected six years.

Samsonite Defined Benefit Retirement Programs

        We maintain a U.S. tax-qualified defined benefit plan, the Samsonite Employee Retirement Income Plan (the "US Pension Plan"), which covers most of our U.S. employees, and a non-qualified defined benefit plan, the Samsonite Supplementary Retirement Plan (the "SERP"), which covers certain U.S. executives, including Mr. Wiley.

        The Samsonite Pension Plan is a tax-qualified defined benefit plan which provides monthly benefit payments to vested participants retiring at normal retirement age calculated based on years of service and the participant's final average monthly earnings, net of offsets for Social Security benefits. Participants are eligible for monthly pension benefits beginning at the normal retirement age of 65, or at age 62 with 25 years of credited service. Benefits vest in full after five years of service. Participants with a minimum of five years of service are eligible for reduced benefits at early retirement after attaining age 55.

        The SERP, which is a non-qualified unfunded defined benefit plan, was adopted on December 1, 1995 and provides to eligible executives retirement benefits on compensation and benefits in excess of certain IRC maximums for tax-qualified plans. The SERP benefit is calculated as (a) minus (b), where (a) equals the benefit that would be paid to the SERP participant under the US Pension Plan, calculated without regard to the limitations imposed under the U.S. Internal Revenue Code limitations and after taking into account service with the Company and its predecessors, and where (b) is the actual benefit payable to the participant under the US Pension Plan. The SERP is administered by the compensation committee of the Company's board of directors. In calculating a participant's accrued benefit, a participant's annual earnings are limited to $350,000, which amount may be increased by the compensation committee. Benefits under the SERP are paid if and when payments under the US Pension Plan are made. Benefits under the SERP will be forfeited if a participant's employment is terminated for cause. Change in control-related provisions of the SERP are described at "Potential Payments Upon Termination or Change in Control—Change in Control—SERP." Under the SERP the Company may establish a grantor trust and fund such trust with assets sufficient to pay the benefits under the SERP. The SERP may be amended or terminated by the Company at any time, provided that any amendment or termination may cancel, reduce or otherwise adversely affect the amount of benefits accrued by any SERP participant without that participant's consent.

        Compensation covered by the US Pension Plan and the SERP is total cash compensation paid, including any amount contributed under a Section 401(k) plan. The benefits generally are payable on a life annuity basis and are calculated prior to the application of any offset amounts.

Non-Qualified Deferred Compensation of Executive Directors and Certain Executive Officers during Fiscal Year 2007

        The following table sets forth information concerning contributions and earnings during (except as noted for Mr. Matton) fiscal year 2007 under supplemental defined contribution pension plans and non-qualified deferred compensation awards held by the named executive officers. Descriptions of such plans and deferred compensation awards follow the table.

Name	Plan or Award	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance as of January 31, 2007 ($)
Marcello Bottoli(1)	Deferred Comp. Award	N/A	N/A	0	4,725,000
Richard H. Wiley(2)	Deferred Comp. Award	N/A	N/A	0	840,000
Marc Matton(3)	Supplemental Plan Belgium	N/A	35,693	17,154	574,462
Quentin Mackay(4)	Supplemental Plan U.K.	8,773	22,495	867	40,552
Ramesh Tainwala(5)	N/A	N/A	N/A	N/A	N/A

(1)
Mr. Bottoli does not participate in any of the retirement programs sponsored by the Company. The deferred compensation award set forth in this table was granted by the Company to Stonebridge. The amount shown as the aggregate balance of the Stonebridge deferred compensation award represents the full potential value of such award, notwithstanding applicable vesting provisions.

(2)
The amount shown as the aggregate balance of Mr. Wiley's deferred compensation award represents the full potential value of such award, notwithstanding applicable vesting provisions.

(3)
Amounts shown with respect to Mr. Matton were calculated in euros and were calculated on a 2006 calendar-year basis rather than a fiscal-year basis. For purposes of this disclosure, amounts in euros have been converted into US dollars at a rate of 1.25949, the average of the daily euro-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007.

(4)
Amounts shown with respect to Mr. Mackay were calculated in British pounds sterling. Amounts shown as contributed by Mr. Mackay are included as Salary in the Summary Compensation Table. For purposes of this disclosure, amounts paid or credited in pounds sterling have been converted into US dollars at a rate of 1.8469, the average of the daily pound-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007.

(5)
Mr. Tainwala does not participate in any of the retirement programs sponsored by the Company and has not been granted a deferred compensation award.

Supplemental Pension Plan—Belgium

        Samsonite Europe N.V. sponsors a defined contribution plan for the benefit of certain of its employees in Belgium, including Marc Matton. All contributions to the plan are made by Samsonite Europe N.V. The basic contribution to the plan is equal to 5.85% of the participant's gross salary. For management employees, including Mr. Matton, the amount of the contribution is 7.85% of gross salary up to €41,248 and 11.85% of adjusted base salary above €41,248. Under this plan, normal retirement age is age 60 and benefits may be paid in a lump sum following retirement or by way of a monthly retirement allowance. Amounts set forth in the table above with respect to Mr. Matton were calculated in euros. For purposes of this disclosure, amounts in euros have been converted into US dollars at a rate of 1.25949, the average of the daily euro-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007.

Supplemental Pension Plan—U.K.

        Samsonite UK Ltd. sponsors a defined contribution plan for the benefit of certain of its employees in the United Kingdom, including Quentin Mackay, who may elect whether or not to participate in the plan. Under the plan, Samsonite UK Ltd. makes a contribution equal to 6% of the participant's gross salary and the employee contributes 3% of the participant's gross salary. Amounts set forth in the table above with respect to Mr. Mackay were calculated in British pounds sterling. For purposes of this disclosure, amounts paid or credited in pounds sterling have been converted into US dollars at a rate of 1.8469, the average of the daily pound-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007.

Deferred Compensation Awards

        We set out below a summary of the key provisions of the deferred compensation awards to which we are a party with our named executive officers.

(a)   Stonebridge Deferred Compensation Award

  (i)
  Deferred compensation award

  On March 17, 2005, the Compensation Committee granted to Stonebridge Development Limited, a corporation formed by a trust established by Mr. Bottoli for the benefit of himself and his family, or Stonebridge, a deferred compensation award in the amount of $4,725,000 to compensate the grantee for the loss of value represented by adjusting in March 2005 the exercise price of the Tier I options granted to Stonebridge in March 2004 to $0.665, the fair market value of a Share on the original date of the grant. The deferred compensation award provides for a maximum benefit expressed as a fixed U.S. dollar amount, subject to vesting. The deferred compensation award may be paid in cash or in shares at our discretion, as more fully discussed below.

  (ii)
  Adjustment

  The award amount is subject to downward adjustment if the market price of the shares on the vesting date of the deferred compensation award is less than $0.665, the fair market value of the shares on March 17, 2005, as follows: if, on the date of vesting of any portion of the deferred compensation award, the per share fair market value of the shares is less than $0.665, the award amount shall be adjusted so as to be equal to the product of (i) the excess, if any, of the per share fair market value of the shares on such vesting date over $0.35, multiplied by (ii) the number of shares subject to the Tier I option as of the vesting date, which amount shall then be multiplied by the percentage of the deferred compensation award vested as of such vesting date.

  In connection with, and subject to, Admission, we plan to amend the deferred compensation award to provide, among other things, that the thresholds for potentially reducing the payout under the award as described above, currently $0.665 and $0.35, will each be reduced by $0.235, the amount by which the exercise price of the unvested portion of the Stonebridge option was adjusted in connection with the Distribution (described in the Compensation Discussion and Analysis).

  (iii)
  Vesting

  (1)
  Subject to paragraph (2) below, the deferred compensation award shall vest in full on the earlier to occur of (x) a "Change of Control" (as defined in the Stock Option Agreement entered into among Stonebridge, Marcello Bottoli and the Company, effective April 19, 2004, or the Stonebridge Option Agreement), (y) March 2, 2014 and (z) Mr. Bottoli's resignation from his position as our chief executive officer pursuant to the first sentence of Section 8 of the Stonebridge Option Agreement, in each case, provided Mr. Bottoli is employed by us as of such event or date, referred to as a "vesting event".

    (2)
    In the event that prior to the occurrence of a vesting event Mr. Bottoli is no longer employed by us as a result of (x) Mr. Bottoli's death or permanent disability, (y) Mr. Bottoli's termination without cause or (z) Mr. Bottoli's resignation with good reason, all or a portion of the deferred compensation award shall become vested as of the effective date of such a termination of employment, according to the following schedule:

Termination on or after March 3, 2006 and prior to March 3, 2007	40%
Termination on or after March 3, 2007 and prior to March 3, 2008	60%
Termination on or after March 3, 2008 and prior to March 3, 2009	80%
Termination on or after March 3, 2009	100%
  (iv)
  Payment

  The deferred compensation award may be paid in cash or in shares or in a combination of both at our discretion; provided, however, that any payment shall include an amount of cash at least equal to the amount necessary to satisfy all income and employment tax obligations incurred by the grantee with respect to such payment. If paid in shares, such shares will be subject to the CEO Stockholders Agreement (described at "—Certain Relationships and Related Transactions—Executive Stockholders Agreement and CEO Stockholders Agreement" below).

  (v)
  Proposed Amendment

  In connection with, and subject to, Admission, we plan to amend all of the deferred compensation awards, including the Stonebridge option, so that the awards will vest and become payable on the same schedule as the related stock option. In addition, that portion of the deferred compensation awards that becomes vested and payable in connection with the executive's participation in the global offering and which relates to the options that the executive exercises in order to participate in the offering will automatically be paid in cash, with the remaining portion of the award continuing to be payable in either cash or Shares in the Company's discretion. In addition, we plan to amend the thresholds for potentially reducing the payout under the award, as described above under "Adjustment".

(b)   Wiley Deferred Compensation Awards

  (i)
  Deferred Compensation Awards

  On March 17, 2005, the Compensation Committee granted to Richard H. Wiley a deferred compensation award in the amount of $840,000. The deferred compensation award was granted to compensate him for the loss of value represented by the cancellation of stock options granted during 2004 with exercise prices per Share below the fair market value of a Share on the date of grant and the replacement of such discounted options with options having an exercise price per Share equal to fair market value per Share on the date of grant. The deferred compensation award may be paid in cash or in shares at our discretion, as more fully discussed below.

  (ii)
  Adjustment

  The award amount is subject to downward adjustment if the market price of the shares on the vesting date of the deferred compensation award is less than $0.665, the fair market value of the shares on March 17, 2005, as follows: if, on the date of vesting of any portion of the deferred compensation award, the per share fair market value of the shares is less than $0.665, the award amount shall be adjusted so as to be equal to the product of (i) the excess, if any, of the per share fair market value of the shares on such vesting date over $0.525, multiplied by (ii) the number of shares subject to the option as of the vesting date, which amount shall then be multiplied by the percentage of the deferred compensation award vested as of such vesting date.

            In connection with, and subject to, Admission, we plan to amend the deferred compensation award to provide, among other things, that the thresholds for potentially reducing the payout under the award as described above, currently $0.665 and $0.35, will each be reduced by $0.235, the amount by which the exercise price of the unvested portion of the related option was adjusted in connection with the Distribution (described in the Compensation Discussion and Analysis).

  (iii)
  Vesting

  (1)
  Subject to paragraph (2) below, the deferred compensation award shall vest in full on the earlier to occur of (x) a change of control and (y) September 25, 2013, in each case, provided Mr. Wiley employed by us as of such event or date, a vesting event.

  (2)
  In the event that, prior to the occurrence of a vesting event, Mr. Wiley is no longer employed by us as a result of (x) his death or permanent disability; or (y) his termination without cause, all or a portion of the deferred compensation award will become vested as of the effective date of such a termination of employment, according to the following schedule:

Tier One Award
Termination on or after March 17, 2006 and prior to March 17, 2007	40%
Termination on or after March 17, 2007 and prior to March 17, 2008	60%
Termination on or after March 17, 2008 and prior to March 17, 2009	80%
Termination on or after March 17, 2009	100%
Tier Two Award
Termination prior to March 17, 2006	0%
Termination on or after March 17, 2006 but prior to March 17, 2007	25%
Termination on or after March 17, 2007 but prior to March 17, 2008	50%
Termination on or after March 17, 2008 but prior to March 17, 2009	75%
Termination on or after March 17, 2009	100%
  (iv)
  Payment

  The deferred compensation award may be paid in cash or in shares or in a combination of both at our discretion; provided, however, that any payment will include an amount of cash at least equal to the amount necessary to satisfy all income and employment tax obligations incurred by the grantee with respect to such payment. If paid in shares, such shares will be subject to the Executive Stockholders Agreement (described at "—Certain Relationships and Related Transactions—Executive Stockholders Agreement and CEO Stockholders Agreement" below).

  (v)
  Proposed Amendment

  In connection with, and subject to, Admission, we plan to amend all of the deferred compensation awards so that the awards will vest and become payable on the same schedule as the related stock option. In addition, that portion of the deferred compensation awards that becomes vested and payable in connection with the executive's participation in the global offering and which relates to the options that the executive exercises in order to participate in the offering will automatically be paid in cash, with the remaining portion of the award continuing to be payable in either cash or Shares in the Company's discretion. In addition, we plan to amend the thresholds for potentially reducing the payout under the award, as described above under "Adjustment".

Potential Payments Upon Termination or Change in Control

Termination of Employment

(a)   Marcello Bottoli

  (i)
  The Bottoli Agreement provides that if we terminate Mr. Bottoli's employment without cause (other than as a result of his disability), we are required to pay Mr. Bottoli severance compensation in an amount equal to 24 months of his base salary and 18 months of his bonus, in each case calculated as the average of Mr. Bottoli's base salary and bonus during the previous three-year period. In the event of any termination, we are obligated to pay Mr. Bottoli (or his estate, as applicable) any bonus amounts to which Mr. Bottoli is entitled. The Bottoli Agreement provides that during Mr. Bottoli's employment with us and for a period of one year thereafter, he shall not engage in any business activity that is in competition with any of the businesses in which we engage or in which we have made preparations to engage, in any of the geographic areas in which we have conducted business during the one year preceding or the one year following the termination of employment. In addition, during the non-compete period, Mr. Bottoli will not in any way interfere with the relationship between us and any employee or material customer, supplier or other business relation, or hire any person known to him to have been our employee during the 12 months prior to termination. Unless Mr. Bottoli's employment is terminated for cause, we are obligated to pay Mr. Bottoli a non-compete payment, in addition to any other termination payments, which will cease on the earlier of our written election to Mr. Bottoli terminating his non-compete obligations, Mr. Bottoli's acceptance of alternative employment with compensation equal or greater than his prior year's base salary (which does not violate his non-compete obligations), or the end of the non-compete period. If Mr. Bottoli is terminated without cause, the non-compete payment, to be paid monthly, will be equal to a pro rata portion of his annual salary, calculated as the average of his salary during the previous three-year period. If Mr. Bottoli resigns (with or without good reason, as defined in the Bottoli Agreement), the non-compete payment, paid monthly, will be equal to a pro rata portion of his annual salary, calculated as the average of his salary during the previous three-year period, plus (provided that Mr. Bottoli still owns any shares) the greater of his average bonus during the previous three-year period or 50 per cent of his allocated bonus. Under certain circumstances Mr. Bottoli may be required to repay certain amounts to the Company upon termination of his employment; for a description of these terms, see the description of the Bottoli agreement at "Service Contracts of Executive Directors and Certain Executive Officers—Employment Agreement with Marcello Bottoli" above.

  (ii)
  The letter of understanding between Mr. Bottoli and Samsonite Europe entered into in connection with the execution of the Management Agreement between Mr. Bottoli and Samsonite Europe provides that if the Bottoli Agreement is terminated, the Management Agreement shall be terminated at the same time, provided that, notwithstanding such termination, we are required to continue to pay to Mr. Bottoli the management fee on a monthly basis until the earlier of our written election to Mr. Bottoli terminating his non-compete obligations, Mr. Bottoli's acceptance of alternative employment with compensation equal to or greater than his prior year's base salary (which does not violate his non-compete obligations), or the end of the non-compete period (as set forth in the Bottoli Agreement).

  (iii)
  If Mr. Bottoli's employment had been terminated as of January 31, 2007 by the Company without cause, the Company would have been obligated to pay Mr. Bottoli cash severance totalling approximately $2,645,000, assuming for this purpose that the Company also elected to enforce the non-competition provisions of the Bottoli agreement for a full year. If Mr. Bottoli had resigned as of January 31, 2007, the Company would have been obligated to pay Mr. Bottoli amounts in respect of the non-competition provisions of the Bottoli agreement totaling approximately $1,243,000.

  (iv)
  A description of the terms that apply to stock options and deferred compensation awards held by Mr. Bottoli or trusts for the benefit of himself and his family in the case of the termination of his service with the Company is set forth at the description of such stock options and deferred compensation awards, at "Employee Stock Option Agreements and Plans—Stonebridge Stock Option Agreement" and "Deferred Compensation Awards—Stonebridge Deferred Compensation Award", respectively. If Mr. Bottoli had resigned with good reason as of January 31, 2007, and the Company had exceeded the previous year's EBITDA goal, the intrinsic value of vesting stock options held by Stonebridge would have equaled approximately $11,739,000, assuming for this purpose the Company common stock value as of January 31, 2007 of $1.10 per share. If the Company had re-acquired vested Stonebridge options as of January 31, 2007 in connection with the termination of Mr. Bottoli's employment on such date, the Company would have been obligated to pay to Stonebridge a total of approximately $5,010,000, calculated as the difference between the exercise prices of such vested options and the Company common stock value as of January 31, 2007, which was $1.10 per share. Under the Stonebridge deferred compensation award, upon termination of Mr. Bottoli's employment as of January 31, 2007 because of Mr. Bottoli's death or disability or if Mr. Bottoli was terminated by the Company without cause or terminated his employment for good reason, the Company would have been obligated to vest 40% of the award and pay out approximately $1,890,000; if Mr. Bottoli terminated his employment as of January 31, 2007 with good reason and the performance goals applicable to Mr. Bottoli were met with respect to 2007, the Company would have been obligated to vest and pay 100% of the Stonebridge deferred compensation award, having a total value as of January 31, 2007 of $4,725,000.

(b)   Richard H. Wiley

  (i)
  The Wiley Agreement provides that if we terminate Mr. Wiley's employment without cause, or if Mr. Wiley terminates his employment for good reason, then (1) we will be required to pay Mr. Wiley a sum equal to 18 months of base salary; provided that in the event we have provided a timely notice of non-renewal, the amount of base salary paid between the date of the notice and the date of termination will be subtracted from the 18 months of base salary and (2) until Mr. Wiley becomes eligible for coverage under another employer's benefit plans, we will allow Mr. Wiley to continue to participate, for the number of months remaining in the term of the Wiley Agreement, in all of our health and welfare benefit plans, provided such participation is permissible under the general terms and provisions of those plans. The Wiley Agreement provides that during Mr. Wiley's employment with us and for a period of one year thereafter, Mr. Wiley will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without our prior written consent, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity which is competitive with any of the businesses then engaged in by us in any of the geographic areas in which such businesses have been conducted by us during the last 12 months of his employment. Assuming that Mr. Wiley's employment with the Company terminated as of January 31, 2007, under circumstances entitling him to severance, the Company would be obligated to pay Mr. Wiley cash severance equaling approximately

    $563,000, and his continued participation in our health and welfare plans for one year would have a total cost of approximately $16,000.

  (ii)
  If Mr. Wiley's employment with us is terminated without cause, all vested options then held by Mr. Wiley generally will remain exercisable for 90 days following such termination of employment, unless such termination is because of Mr. Matton's death or disability, in which case vested stock options generally will remain exercisable for one year. Information concerning Mr. Wiley's stock options as of January 31, 2007, is set forth at "Outstanding Equity Awards at Fiscal Year-End" above.

  (iii)
  A description of the terms that apply to the deferred compensation award held by Mr. Wiley in the case of the termination of his service with the Company is set forth at the description of such stock options and deferred compensation awards, at "Deferred Compensation Awards—Wiley Deferred Compensation Award." Under Mr. Wiley's deferred compensation award, if Mr. Wiley's employment had been terminated as of January 31, 2007, because of Mr. Wiley's death or disability, his termination by the Company without cause or Mr. Wiley's resignation for good reason, the Company would have been obligated to vest 40% of the award, such portion having a value as of January 31, 2007, of approximately $168,000.

(c)   Marc Matton

  (i)
  The Matton Agreement provides that if Samsonite Europe terminates Mr. Matton's employment without cause, or if Mr. Matton terminates his employment for good reason, then Samsonite Europe will be required to pay Mr. Matton the amount of indemnity due under the "Claeys formule" used by Belgian Labour Courts, for which purpose Mr. Matton's seniority will be counted from his first working day with us, June 1, 1974. The Matton Agreement provides that during Mr. Matton's employment with Samsonite Europe and for a period of one year thereafter (unless such employment is terminated by Samsonite Europe without cause or by Mr. Matton with good reason), Mr. Matton will not, directly or indirectly, without the prior written consent of Samsonite Europe, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity which is competitive with any of the businesses then engaged in by Samsonite Europe on any of the geographic areas in which such businesses have been conducted by Samsonite Europe during the last 12 months of his employment. Assuming that Mr. Matton's employment with the Company terminated as of January 31, 2007, under circumstances entitling him to severance, under the Claeys formule, Mr. Matton would be entitled to payment of 40 months' base salary, or approximately $839,660 (€666,667 multiplied by 1.25949, the average of the daily euro-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007).

  (ii)
  If Mr. Matton's employment with us is terminated without cause, all vested options then held by Mr. Matton generally will remain exercisable for 90 days following such termination of employment, unless such termination is because of Mr. Matton's death or disability, in which case vested stock options generally will remain exercisable for one year. Information concerning Mr. Matton's stock options as of January 31, 2007, is set forth at "Outstanding Equity Awards at Fiscal Year-End" above.

(d)   Quentin Mackay

  (i)
  The Mackay Agreement provides that either party may terminate the agreement upon six months' written notice, provided, that in the case of a serious default by Mr. Mackay, we may terminate the agreement without any indemnity. The Mackay Agreement provides that during his employment and for a period of 12 months following the termination thereof Mr. Mckay will not, directly or indirectly, (i) delivery any services under any format to any other company competing with us, (ii) solicit or cause to be solicited, endeavour to entice away or offer to employ any of our employees or (iii) solicit any of our clients or customers. If Mr. Mackay's employment had been terminated as of January 31, 2007, the combined value of the notice pay and benefits due to Mr. Mackay for 6 months would equal approximately $140,760 (calculated in a combination of pounds sterling and euros, and converted for this purpose into U.S. dollars using the average of the daily euro-to-dollar or pound-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ended January 31, 2007), and because of his continued employment for six months, an additional 675,000 of Mr. Mackay's stock options would have become vested.

  (ii)
  If Mr. Mackay's employment with us is terminated without cause, all vested options then held by Mr. Mackay generally will remain exercisable for 90 days following such termination of employment, unless such termination is because of Mr. Mackay's death or disability, in which case vested stock options generally will remain exercisable for one year. Information concerning Mr. Mackay's stock options as of January 31, 2007, is set forth at "Outstanding Equity Awards at Fiscal Year-End" above.

(e)   Ramesh Tainwala

  (i)
  The Tainwala Agreement provides that either party must give three months, written notice of termination of the agreement except where Mr. Tainwala's service is terminated for cause, in which case the Company is not required to provide any notice of termination. If the Company seeks to terminate Mr. Tainwala's service without giving three months' notice, it may do so, provided Mr. Tainwala is paid 1.5 times his last monthly salary during the period for which shorter notice has been given. In addition, under applicable law, Mr. Tainwala is entitled upon separation from service to a payment calculated as his number of years of service with Samsonite multiplied by 15 days of his then-current base salary. Assuming that Mr. Tainwala's services with the Company terminated as of January 31, 2007 under circumstances entitling him to 3 months' notice pay and the additional severance payment, Mr. Tainwala would be entitled to an aggregate payment equal to approximately $174,130 (calculated in a combination of Indian rupees and U.S. dollars and converted for this purpose into U.S. dollars using the average of the daily rupee-to-dollar exchange rates published by the Wall Street Journal during the Company's fiscal year ending January 31, 2007). The Tainwala Agreement provides that during the term of the agreement and for one year following termination, Mr. Tainwala will not directly or indirectly solicit or cause to be solicited away any Samsonite clients or customers or offer employment to any Samsonite employees. In addition, for a period of 12 months following termination of the Tainwala Agreement, Mr. Tainwala is prohibited from competing with the business carried out by the Samsonite group of companies with which he was materially concerned or had management responsibility during the period of 12 months immediately prior to termination of his services.

  (ii)
  If Mr. Tainwala's employment with us is terminated without cause, all vested options then held by Mr. Tainwala generally will remain exercisable for 90 days following such termination of employment, unless such termination is because of Mr. Tainwala's death or disability, in which case vested stock options generally will remain exercisable for one year. Information concerning Mr. Tainwala's stock options as of January 31, 2007, is set forth at "Outstanding Equity Awards at Fiscal Year-End" above.

Change in Control

(a)
Awards Under 1999 Stock Plan. Under the 1999 Stock Plan, upon a change in control of the Company, unvested stock options held by or on behalf of the named executive officers will become fully vested and exercisable and any applicable performance targets will be deemed to have been met. If a change in control of the Company had occurred on January 31, 2007, the approximate value of unvested stock options that would have become vested on such date (measured as the difference between the exercise price and $1.10, the fair market value of the Company common stock as of January 31, 2007) held by or on behalf of the named executive officers would have been: Mr. Bottoli, $11,738,718; Mr. Wiley, $2,712,087; and for each of Messrs. Matton, Mackay, and Tainwala, $1,639,543.

(b)
Deferred Compensation Awards. The deferred compensation awards granted to Stonebridge and to Mr. Wiley will become fully vested and payable upon the occurrence of a change in control of the Company (as defined in such award agreements). The value of the Stonebridge Deferred Compensation Award and the Wiley deferred compensation award as of January 31, 2007, is set forth in the table entitled "Non-Qualified Deferred Compensation of Executive Directors and Certain Executive Officers during Fiscal Year 2007."

(c)
SERP. Under the SERP, if a participant's employment is terminated either voluntarily or involuntarily without "cause" within 12 months following a "change in control event" (as defined in the SERP), the participant's benefit will be converted into an actuarially equivalent lump sum benefit and paid out as soon as practicable after such termination of employment. The lump sum benefit is to be determined on the basis of the 1983 Group Annuity Mortality Table and the annual rate of interest on 30-year Treasury securities in effect for the month preceding the first day of the plan year in which the payment is made. If a change in control event occurred as of January 31, 2007, and Mr. Wiley's employment had been terminated as of the same date under qualifying circumstances, the Company would have been obligated to pay to him a lump sum benefit under the SERP of approximately $158,786.

Non-Executive Director Compensation Table for Fiscal Year 2007

        The following table sets forth information concerning compensation earned by our non-executive directors during fiscal year 2007.

Name	Fees Earned or Paid in Cash ($)	Total ($)
John Allan(1)	—	—
Melissa Wong Bethell(2)	—	—
Charles J. Philippin	83,000	83,000
Ferdinando Grimaldi(3)	—	—
Anthony P. Ressler	37,250	37,250
Lee Sienna(4)	26,775	26,775
Donald L. Triggs	70,750	70,750
Jeffrey B. Schwartz	38,250	38,250
Richard T. Warner	72,000	72,000

(1)
Mr. Allan was appointed to our Board of Directors effective January 1, 2007. Mr. Allan was appointed our Non-Executive Chairman in May 2007.

(2)
Ms. Bethell is an employee of Bain and, as such, does not receive compensation from us for her services as a director.

(3)
Mr. Grimaldi is an employee of Bain and, as such, does not receive compensation from us for his services as a director.

(4)
Mr. Sienna is an employee of OTPP. In accordance with our arrangement with OTPP, director fees paid by us to Mr. Sienna are forwarded to OTPP.

        The current members of our Board of Directors that were nominated by, and are employed by or otherwise affiliated with, our Equity Sponsors are Antony Ressler (affiliated with Ares), Ferdinando Grimaldi Quartieri (affiliated with Bain) and Lee Sienna (affiliated with OTPP). These non-executive Directors serve pursuant to the terms of the Sponsors' Stockholders Agreement. For a summary of the Sponsors' Stockholders Agreement, see "—Certain Relationships and Related Transactions—Stockholders Agreement" below.

        Each member of the Board of Directors, other than a director employed by the Company, is entitled to receive a fee of $30,000 per annum for serving on the Board of Directors, a fee of $1,250 per Board meeting attended and a fee of $1,000 per committee meeting attended. In addition, the chairperson of the Audit Committee receives an additional chair fee of $10,000 per annum and the chairpersons of all of the other committees of the Board receive an additional chair fee of $5,000 per annum. For fiscal year 2007, Messrs. Philippin, Triggs and Warner each were paid an additional $25,000 fee in cash in respect of their services on the special committee that reviewed the Company's leveraged recapitalization transaction.

        As of Admission, the Company intends to pay to each of Messrs. Philippin, Triggs and Warner a one-time payment equal to $175,000.

        Following Admission, we expect to pay each member of the Board of Directors, other than the non-executive Chairman and the directors employed by the Company, a fee of $90,000 per annum for serving on the Board of Directors, a fee of $1,250 per Board meeting attended and a fee of $1,000 per committee meeting attended. The non-executive Chairman will be paid a fee of £150,000 (approximately $295,000 as of January 31, 2007) per annum. In addition, the chairpersons of each of the committees of the Board will receive an additional $10,000 per annum.

        In 1996, the Company adopted the 1996 Directors' Stock Plan whereby Board members may elect to receive their fees in shares of Common Stock rather than cash. During fiscal year 2007, none of the aggregate directors fees were paid in shares of Common Stock. All of our directors are reimbursed for all reasonable travel and other expenses of attending meetings of the Board or a committee thereof.

        We have entered into an agreement with Mr. Allan which sets forth the basic terms of his compensation as a director, which terms are consistent with the terms described in the paragraph above. The agreement also provides for non-competition and non-solicitation covenants which expire 12 months following termination of Mr. Allan's service as a director.

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, Ferdinando Grimaldi Quartieri, Antony P. Ressler and Lee Sienna served as members of our Compensation Committee. None of the directors that served on the Compensation Committee during the last fiscal year has ever served as an employee or officer of the Company. Mr. Ressler is a senior partner in the private equity group of Ares, Mr. Grimaldi is a managing director of Bain Capital Ltd., which is the managing member and manager of Bain, and Mr. Sienna is a vice president of the private equity group of OTPP. As of April 1, 2007, Ares, Bain and OTTP held, on a fully diluted basis, approximately 38%, 24% and 24% of the Company's Common Stock, respectively.

PERFORMANCE GRAPH

        The performance graph below compares the cumulative total return to stockholders from January 31, 2002 through January 31, 2007, for a holder of Common Stock against the cumulative total return of the Standard & Poor's Midcap 400 Index ("S&P Midcap 400") and a group of peer companies over the same period (the "Peer Group"). However, in reviewing this graph, stockholders should keep in mind the possible effect that the limited trading in the Common Stock may have on the price of such stock and the fact that, in the Company's judgment, there are no directly comparable companies which are publicly traded. The stock price performance depicted in the performance graph is not necessarily indicative of future stock price performance.

        The performance graph assumes $100 was invested on January 31, 2002 and is based on the closing price for the Common Stock of $0.98 per share on January 31, 2002 and closing prices for the S&P Midcap 400 and the common stock of the members of the industry peer group on January 31, 2002. The cumulative total stockholder return is based on share price appreciation plus dividends. The performance data is presented in the graph and in the table which follows the graph.

	2002	2003	2004	2005	2006	2007
Samsonite	100	35	64	77	83	137
S&P Midcap 400	100	83	116	128	155	165
Peer Group	100	102	143	179	177	201

        During the fiscal year ended January 31, 2007, the Peer Group consisted of the following publicly-held branded consumer durables manufacturers: Fortune Brands, Inc., Brunswick Corporation, The Black & Decker Corporation, Inc., Newell Rubbermaid Inc., and Salton Inc.

        In previous years the Company also included Home Products International in the peer group; however, in 2004, Storage Acquisition Company LLC acquired Home Products International and, as a result, the share price for Home Products International is no longer available. Accordingly, the above performance graph does not include share price data for Home Products International for any of the years depicted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information about persons known to the Company to be the beneficial owner of more than 5% of our Common Stock, and as to the beneficial ownership of our Common Stock by each of our directors and Named Executive Officers and all of our directors and executive officers as a group, as of May 1, 2007. Except as otherwise indicated, to our knowledge, the persons identified below have sole voting and sole investment power with respect to shares they own of record.

	Common Stock
Name and Address of Beneficial Owner(a)	Number of Shares Beneficially Owned		Percent(b)
Ares Management, LLC 1999 Avenue of the Stars Suite 1900 Los Angeles, California 90067	289,647,429	(c)	38.23%
Bain Capital (Europe) L.P. c/o Bain Capital, LLC 111 Huntington Avenue Boston, Massachusetts 02199	179,078,398	(d)	24.13%
Ontario Teachers' Pension Plan Board 5650 Yonge Street, 5th Floor Toronto, Ontario M2M 4H5	179,078,398	(e)	24.13%
Marcello Bottoli	24,113,735	(f)	3.2%
Richard H. Wiley	4,402,218	(g)	*
Marc Matton	2,072,642	(h)	*
Ramesh Tainwala	1,659,000	(i)	*
Quentin Mackay	1,650,000	(j)	*
Ferdinando Grimaldi Quartieri	—	(k)	*
Charles J. Philippin	—		*
Antony P. Ressler	—	(l)	*
Lee Sienna	—	(m)	*
Donald L. Triggs	—		*
Richard T. Warner	—		*
Melissa Wong Bethell	—	(k)(n)	*
Jeffrey B. Schwartz	—	(n)	*
John Allan	—		*
All directors and executive officers as a group (20 persons)	42,995,415		5.58%

*
Less than 1.0%.

(a)
Unless otherwise noted, the address of each stockholder is c/o Samsonite Corporation, 575 West Street, Mansfield, Massachusetts 02048.

(b)
Ownership percentages are calculated in the following manner: the numerator consists of each beneficial owner's holdings, options held that are exercisable as of May 1, 2007 and, for our Equity Sponsors, warrants to purchase shares of Common Stock. The denominator is the sum of (i) all outstanding shares of Common Stock and (ii) all options and/or warrants that are held by such beneficial owner and were exercisable as of May 1, 2007.

(c)
Includes shares of Common Stock beneficially owned by Ares and certain of its affiliates. Ares has reported shared voting and dispositive power with respect to all of the shares of Common Stock and warrants to purchase Common Stock beneficially owned by Ares Corporate Opportunities Fund, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., each of which is managed by affiliates of Ares. Includes warrants to purchase 15,515,892 shares of Common Stock exercisable as of May 1, 2007 and also includes further warrants to purchase 71,690 shares of Common Stock exercisable as of May 1, 2007.

(d)
Includes warrants to purchase 71,690 shares of Common Stock exercisable as of May 1, 2007. Bain Capital Investors, LLC is the managing member and manager of Bain Capital (Europe) L.P., and has voting and dispositive control with respect to all shares of Common Stock held by Bain Capital (Europe) L.P.

(e)
Includes warrants to purchase 71,690 shares of Common Stock exercisable as of May 1, 2007.

(f)
Includes options held by Stonebridge Development Limited to purchase 18,000,000 shares of Common Stock exercisable as of May 1, 2007.

(g)
Includes options to purchase 3,376,250 shares of Common Stock exercisable as of May 1, 2007.

(h)
Includes options to purchase 1,687,500 shares of Common Stock exercisable as of May 1, 2007.

(i)
Includes options to purchase 1,659,000 shares of Common Stock exercisable as of May 1, 2007.

(j)
Includes options to purchase 1,650,000 shares of Common Stock exercisable as of May 1, 2007.

(k)
Mr. Grimaldi is a managing director of Bain Capital Ltd., and Ms. Bethell is a Principal of Bain Capital Ltd. Bain Capital Investors, LLC, which is associated with Bain Capital Ltd., is the managing member and manager of Bain Capital (Europe) L.P. By virtue of these relationships, Mr. Grimaldi and Ms. Bethell may be deemed to share voting and dispositive control of all shares of Common Stock held by Bain Capital (Europe) L.P., but both Mr. Grimaldi and Ms. Bethell disclaim beneficial ownership of those shares.

(l)
Does not include the shares of Common Stock held by Ares and its affiliates, of which Mr. Ressler disclaims beneficial ownership.

(m)
Does not include the shares of Common Stock held by OTPP, of which Mr. Sienna, a Vice President of the private equity group of OTPP, disclaims beneficial ownership.

(n)
On May 18, 2007, Ms. Bethell and Mr. Schwartz resigned as directors of the Company.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information, as of January 31, 2007, relating to the Company's equity compensation plans pursuant to which grants of options, restricted stock or other rights to acquire shares of Common Stock may be granted from time to time.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	70,743,986	$0.53	24,672,300
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	70,743,986	$0.53	24,672,300

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Company Policy

        The Company has adopted a Code of Conduct and Anti-Fraud Policy that includes a policy with respect to the approval of related-party transactions. The policy provides that employees of the Company may not enter into any business transaction on behalf of the Company or its subsidiaries with any party related to them or to another employee of the Company unless, after full disclosure in writing by the party concerned, the Company's General Counsel or Vice President, Corporate Treasury and Reporting, determines that the transaction is appropriate and in the best interests of the Company.

  Related Transactions

        Stockholders Agreement.    The Company is a party to a Stockholders Agreement, dated July 31, 2003, with the Equity Sponsors and others relating to their rights as stockholders in the Company and the corporate governance of the Company (the "Stockholders Agreement"). Pursuant to the terms of the Stockholders Agreement, the Equity Sponsors have agreed to take all actions in their power to elect nominees selected by the Equity Sponsors to the Company's Board of Directors. As a result, eight of the nine members of the Company's Board of Directors are nominees of the Equity Sponsors, of whom five are employed by or otherwise affiliated with one of the Equity Sponsors. In addition, pursuant to the Stockholder's Agreement, the Company's ability to take certain actions, including amending its charter, commencing bankruptcy proceedings and taking certain corporate actions (including debt incurrences, stock issuances, asset sales and the like), is subject to the written consent of either all or two-thirds (depending on the action) of the Equity Sponsors so long as the Equity Sponsors collectively continue to hold 25% of the Company's outstanding voting stock. Accordingly, the Equity Sponsors currently exercise significant influence over the Company's Board of Directors and business and operations.

        In addition, the Company agreed in the Stockholders Agreement to grant the Equity Sponsors registration rights and preemptive rights. The Stockholders Agreement also contains tag-along rights, which allow the Equity Sponsors to force a stockholder which is a party to the Stockholders Agreement and which proposes to sell shares of stock, to include shares held by the Equity Sponsors in such proposed sale, and drag-along rights, which allow the Equity Sponsors to force the other stockholders which are parties to the Stockholders Agreement to sell their shares of stock if the Equity Sponsors are selling their stock.

        The Company expects, prior to (and conditional upon) Admission, to terminate the Stockholders Agreement and enter into a new letter agreement with the Equity Sponsors. The letter agreement will provide, among other things, that, subject to Ares, Bain or OTPP, as the case may be, individually owning at least 10% of the Company's issued and outstanding share capital, each of the Equity Sponsors will agree to take all action lawfully within its power to cause the Board to include one director nominated by each of Ares, Bain and OTPP, provided that such Equity Sponsor will no longer be permitted to nominate a director if at any time it ceases to beneficially own at least 10% of the Company's issued and outstanding share capital. The letter agreement will also contain certain demand registration rights and piggyback registration rights.

        Advisory Agreements.    We are a party to advisory agreements with affiliates of Ares, Bain and OTPP as advisors (the "Advisory Agreements"). Under the terms of these Advisory Agreements, we have agreed to pay each advisor an annual advisory fee of $500,000 plus reasonable out-of-pocket expenses. These agreements are for a term of five years beginning July 31, 2003, but each agreement will terminate earlier as to any advisor if the advisor under such agreement and its affiliates no longer hold at least 33% of the amount of our capital stock owned by them as of July 31, 2003. The Company is expecting, prior to (and conditional upon) Admission, to terminate the Advisory Agreements in exchange for the payment to the Equity Sponsors of a termination fee in an amount that will be determined prior to Admission.

        Executive Stockholders Agreement and CEO Stockholders Agreement.    The Company entered into an Executive Stockholders Agreement, dated as of September 25, 2003 (the "Executive Stockholders Agreement"), with the Majority Stockholders and certain executive officers who at the time purchased preferred stock, including Messrs. Wiley, Korbas, Matton and Fremder. The Executive Stockholders Agreement applies to the Common Stock issued upon conversion of the preferred stock that was held by each executive investor and Common Stock issuable upon conversion of the preferred stock that was held by each executive investor and Common Stock issuable upon the exercise of options granted to each executive investor (collectively, the "Executive Securities").

        Under the terms of the Executive Stockholders Agreement, each executive investor has agreed to vote all of such executive investor's Executive Securities and to take all other necessary or desirable actions such that the Executive Securities will be voted in the same manner as the securities held by the Equity Sponsors. In addition, the Executive Stockholders Agreement restricts the executive investors' ability to transfer their Executive Securities for a period of ten years without the consent of the Equity Sponsors, subject to certain exceptions. The Executive Stockholders Agreement also contains tag-along rights, which allow the Equity Sponsors to force an executive investor which proposes to sell shares of Executive Securities, to include shares held by the Equity Sponsors in such proposed sale, and drag-along rights, which allow the Equity Sponsors to force the executive investors to sell their Executive Securities if, under certain circumstances, the Equity Sponsors sell their shares of Common Stock.

        The Executive Stockholders Agreement also permits the Equity Sponsors, or any third party designated by the Equity Sponsors, to purchase Executive Securities from an executive investor in the event the executive investor is no longer employed by the Company or any of its subsidiaries. In the event of the executive investor's death, termination without cause, resignation with good reason or retirement, during the 30-day period beginning three years after such event, the executive investor may require the Company to repurchase the executive investor's Executive Securities at fair market value. In addition, the Company granted the executive investors certain piggyback registration rights in the event the Company proposes to register, whether or not for its own account, any shares of Common Stock or other equity interests in a public offering of such securities for cash, subject to certain limitations. In the event that the Company proposes to file certain registration statements, the Company will promptly give the executive investors written notice of such registration and will include in the registration statement all of the Executive Securities that each executive investor has requested in writing to be registered, subject to certain exceptions.

        In connection with Mr. Bottoli's employment with the Company, the Company entered into a Chief Executive Officer Stockholders Agreement, dated as of March 2, 2004 (the "CEO Stockholders Agreement"), with the Equity Sponsors, Mr. Bottoli and Stonebridge, which includes terms substantially identical to the Executive Stockholders Agreement with respect to the Common Stock issued upon conversion of the preferred stock that was held by Mr. Bottoli or Stonebridge and Common Stock issuable upon the exercise of options granted to any of Mr. Bottoli or Stonebridge.

        Prior to Admission, the Company expects to amend the Executive Stockholders Agreement and the CEO Stockholders Agreement to provide that, with respect to the global offering only, the tag-along rights and piggyback registration rights described above shall not apply. Instead, each of the Executives may sell in the global offering up to 30% of his or her respective holdings of Samsonite securities that are subject to the terms of the Executive Stockholders Agreement and the CEO Stockholders Agreement. The holdings of each Executive and our Chief Executive Officer will for these purposes be calculated as the aggregate of: (a) the number of shares of Common Stock underlying all stock options issued to such Executive, whether such stock options are vested or unvested (including any such options previously exercised by such Executive); and (b) the number of shares of Common Stock that were issued to such Executive upon conversion of such Executive's preferred stock. The number of shares of Common Stock that any Executive may sell in the global offering shall be reduced to the extent that the actual number of vested stock options that such Executive holds (together with any shares) is less than 30% of such Executive's holding as described above. If the Equity Sponsors sell more than 30% of their original holdings of Samsonite securities in the global offering, then each Executive will have the right to sell, following the lock-up period prescribed by the underwriters, an additional amount of his or her holdings in order to "catch up" to the same percentage as is sold by the Equity Sponsors in the global offering.

        Ramesh Tainwala.    Samsonite South Asia Pvt. Ltd. ("Samsonite South Asia") is a joint venture that conducts the Company's manufacturing and sales activities in India. 60% of the equity of Samsonite South Asia is beneficially held by the Company, and the remaining 40% is held by Dr. Ramesh Tainwala, Chief Operating Officer of Samsonite South Asia, by members of his family or by companies with which he is affiliated (with Dr. Tainwala, collectively, the "Tainwala Associates"). During fiscal year 2007, Samsonite South Asia paid dividends of approximately $430,000 to the Tainwala Associates. During fiscal year 2007, Samsonite South Asia purchased approximately $2,174,000 of plastic sheets and components from a corporation (the "Chemicals & Plastics Company") which is 44% owned by Dr. Tainwala and members of his family. The purchase price was determined by the Chemicals & Plastics Company at its cost plus 15%, and is believed to be at market rates. During fiscal year 2007, Samsonite South Asia sold to the Chemicals & Plastics Company approximately $823,000 of manufacturing materials used for making plastic sheets (the "Manufacturing Materials"). Samsonite South Asia sold the Manufacturing Materials to the Chemical & Plastics Company at its cost. The purchase price was determined by Samsonite South Asia, and is believed to be at market rates. During fiscal year 2007, Samsonite South Asia paid to companies owned by Dr. Tainwala and his family approximately $303,000 for rent or office space occupied by Samsonite South Asia. The rent is believed to be at market rates for comparable properties.

        On November 7, 2006, Samsonite Corporation, Dr. Ramesh Tainwala and Tainwala Family and Associates ("Tainwala F&A") entered into a joint venture agreement pursuant to which they agreed to establish Samsonite Arabia FZCO, a free zone company in the Jebel Ali Free Zone in the Emirate of Dubai, United Arab Emirates. Samsonite Arabia FZCO subsequently changed its name to Samsonite Middle East FZCO ("Samsonite Middle East"). Tainwala F&A is managed and controlled by the family of Dr. Ramesh Tainwala, the Chief Operating Officer of Samsonite South Asia. Samsonite Middle East is owned 60% by Samsonite Corporation and 40% by Tainwala F&A. Samsonite Corporation and

Tainwala F&A initially capitalised Samsonite Middle East with 300,000 United Arab Emirates Dirhams (USD$81,744) and 200,000 United Arab Emirates Dirhams (USD$54,496), respectively. Samsonite Corporation granted Samsonite Middle East certain rights in respect of its patents, trademarks and know-how for use pursuant to the terms and conditions of a license and distribution agreement between them dated November 7, 2006. Under the license and distribution agreement, Samsonite Corporation is entitled to royalties of 5% of Samsonite Middle East's net outside sales, which will be calculated and paid each quarter.

No Indebtedness from Directors or Executive Officers

        There was no outstanding indebtedness to the Company or its subsidiaries from any of our directors or executive officers during fiscal year 2007.

CODES OF ETHICS

        In addition to the Code of Conduct, the Company has adopted a Code of Ethical Conduct for Chief Executive Officer and a Code of Conduct for Senior Financial Officers, which are applicable to the Company's principal executive officer and principal financial and accounting officer, respectively. Such Codes were filed as Exhibits to the Company's annual report on Form 10-K for the fiscal year ending January 31, 2006.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxy holders will vote on them in accordance with their best judgment.

        The costs of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers or agents of the Company may solicit proxies by telephone, the Internet, facsimile or in person. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons and may verify the accuracy of marked proxies by contacting record and beneficial owners of the Common Stock. The Company will reimburse such persons for their reasonable expenses incurred in forwarding such soliciting materials.

Appendix A

CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF SAMSONITE CORPORATION
AS ADOPTED BY THE BOARD OF DIRECTORS
ON APRIL 18, 2000

I.     Audit Committee Purpose

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Samsonite Corporation (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

  •
  Monitor and oversee the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

        The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

        Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. ("NASD") and any agreement binding on the Company approved by the Board. The Committee shall be comprised of three directors as determined by the Board, each of whom shall be independent nonexecutive directors (as required by NASD rules and any such agreement), free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

        Subject to the terms of any agreement approved by the Board, the Board may appoint to the Audit Committee one director who is not independent and is not a current employee or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination.

        Audit Committee members shall be appointed by the Board. If an Audit Committee Chair ("Chair") is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet on a quarterly basis, or more frequently as circumstances dictate. The Chair (or in the absence of a Chair, the Committee) shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management and the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors on a quarterly basis to review the Company's financial statements prior to public release and significant findings based upon the auditors limited review procedures, and the Committee will meet at least annually to review the Company's revenue recognition and reserve policies and the implementation of these policies by the management of the Company.

III.  Audit Committee Responsibilities and Duties

Review Procedures

  1.
  Review and reassess the adequacy of this charter ("Charter") at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission ("SEC") regulations.

  2.
  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Such review should include the appropriateness of the Company's revenue recognition policies and the adequacy of the Company's reserve policies.

  3.
  In consultation with the management and the independent auditors consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

  4.
  Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61 ("SAS 61"). The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Auditors

  1.
  The independent auditors are ultimately accountable to the Committee and the Board of Directors. The Committee shall oversee the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The Committee shall oversee the independence of the Company's independent auditors by, among other things:

  (i)
  requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Committee; and

  (ii)
  actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action in response to the auditors' report to satisfy itself of the auditor's independence.

  2.
  Review the fees and other significant compensation to be paid to the independent auditors, as well as for any non-audit service provided by them.

  3.
  Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

  4.
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to the Committees in accordance with SAS 61.

  5.
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance

  1.
  Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department as needed.

  2.
  Review the appointment, performance, and replacement of the internal auditor.

  3.
  Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  4.
  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  5.
  Receive periodic reports from the Company concerning the adoption, implementation and compliance with the laws and regulations included in the Company's regulatory compliance functions and assess the impact of significant regulatory changes, or any other significant matters that may have a bearing on the Company.

Other Audit Committee Responsibilities

  1.
  Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

  2.
  Perform any other activities consistent with this Charter, the Company's By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  3.
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

V    PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    V

A Election of Directors—The Board of Directors recommends a vote FOR all the nominees listed.
1.	Nominees:	For	Withhold		For	Withhold		For	Withhold	+
	01 - John M. Allan	☐	☐	02 - Marcello Bottoli	☐	☐	03 - Charles J. Philippin	☐	☐
	04 - Ferdinando Grimaldi Quartieri	☐	☐	05 - Antony P. Ressler	☐	☐	06 - Lee Sienna	☐	☐
	07 - Donald L. Triggs	☐	☐	08 - Richard T. Warner	☐	☐	09 - Richard H. Wiley	☐	☐
B Non-Voting Items
Change of Address—Please print new address below.	Meeting Attendance

	Mark box to the right if you plan to attend the Annual Meeting.	☐

C    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign this proxy and return it promptly whether or not you plan to attend the annual meeting. If shares are registered in the names of joint tenants or trustees, each tenant or trustee must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

) )

	C 1234567890 J N T 9 0 C V 0 1 3 8 6 2 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

V    PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    V

Proxy

Samsonite Corporation
575 West Street, Suite 110
Mansfield, Massachusetts 02048

This proxy is solicited on behalf of the Board of Directors for the annual meeting on July 11, 2007

The undersigned stockholder hereby appoints Marcello Bottoli, Deborah Rasin and John B. Livingston, and each of them, proxies, with the powers the undersigned would possess if personally present and with full power of substitution, to vote all common stock of the undersigned in Samsonite Corporation at the annual meeting of stockholders to be held at the Company's corporate offices, 575 West Street, Suite 110, Mansfield, Massachusetts, 02048, at 10:00 a.m. local time, on July 11, 2007, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card. IF NO DIRECTIONS ARE GIVEN, THE EXECUTED PROXIES WILL VOTE FOR ALL NOMINEES LISTED ON PROPOSAL 1. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY REVOKES THE AUTHORITY GIVEN WITH RESPECT TO ANY EARLIER DATED PROXY SUBMITTED BY THE UNDERSIGNED.

If you do attend the annual meeting and decide to vote by ballot, such vote will supersede this proxy.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SAMSONITE CORPORATION AS ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 18, 2000